UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒ Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST INDUSTRIAL REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11

FIRST INDUSTRIAL REALTY TRUST, INC.
One North Wacker Drive
Suite 4200
Chicago, Illinois 60606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”) will be held on Wednesday, May 3, 2023 at 9:00 a.m. Central Time. This year’s annual meeting will be a virtual meeting held over the Internet to facilitate stockholder participation.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MK7HQWT. If you have any questions regarding the format of the meeting, please contact Arthur J. Harmon, the Company’s Vice President of Investor Relations and Marketing, at (312) 344-4320.
At our Annual Meeting, we will ask you to consider and vote upon the following proposals:

1.    To elect seven directors to the Board of Directors to serve until the 2024 Annual Meeting of Stockholders, and until their successors are duly elected and qualified;
2.    To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement;
3.    To indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s Named Executive Officers; and
4.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
We may also ask you to consider and act upon any other matters that may properly be brought before the Annual Meeting, and at any adjournments or postponements thereof, if applicable.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
The Board of Directors has fixed the close of business on March 9, 2023 as the record date for the Annual Meeting. Only stockholders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.
Your shares cannot be voted unless they are represented by proxy or by the record holder attending the Annual Meeting via webcast. Whether or not you plan to attend the Annual Meeting via webcast, please submit your proxy by mail, telephone or over the Internet by following the instructions provided in the enclosed proxy statement to ensure that your shares are represented at the Annual Meeting. If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance using the instructions provided in the enclosed proxy statement.
    By Order of the Board of Directors,
Jennifer E. Matthews Rice
General Counsel and Secretary

Chicago, Illinois
April 5, 2023

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE MEETING, PLEASE AUTHORIZE YOUR PROXY ON THE INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE. YOUR PROXY AUTHORIZATION WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING VIA WEBCAST ON MAY 3, 2023.

Notice of Annual Meeting of Stockholders
Proxy Statement Summary
1	Proxy Statement 2023 Annual Meeting of Stockholders
1	How to Attend the Virtual Meeting
2	How to Vote Your Shares
3	Broker Non-Votes
4	Proposal 1 — Election of Directors
5	Information Regarding the Director Nominees
8	Information About Our Executive Officers
10	The Board of Directors and Corporate Governance
11	The Board of Directors and Corporate Responsibility
13	Board Oversight of Risk Management
13	Communications by Stockholders and Other Interested Parties
14	Board Committees
16	Director Compensation
16	2022 Director Compensation Table
17	Proposal 2 — Advisory Vote on Executive Compensation
18	Compensation Discussion and Analysis
30	Compensation Committee Report
31	Summary Compensation Table
32	2022 Grants of Plan-Based Awards
33	Outstanding Equity Awards at Fiscal Year-End 2022
34	2022 Option Exercises and Stock Vested
34	Potential Payments Upon Termination or Change in Control
39	Pay Versus Performance Comparison
43	CEO Pay Ratio
44	Equity Compensation Plans
45	Proposal 3 — Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation
46	Compensation Committee Interlocks and Insider Participation
46	Transactions with Related Persons, Promoters and Certain Control Persons
47	Report of the Audit Committee
48	Security Ownership of Management and Certain Beneficial Owners
50	Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm
51	Other Matters
51	Solicitation of Proxies
51	Stockholder Proposals
51	Incorporation by Reference
51	Availability of Proxy Materials
51	Other Business
A-1	Appendix A — 2023 Annual Meeting of Stockholders Reservation Request Form

PROXY STATEMENT SUMMARY
    This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision and you should read this proxy statement in its entirety before casting your vote.

VOTING OVERVIEW

Proposals		Board Vote Recommendation	Page
1.	Elect seven directors to the Board of Directors to serve until the 2024 Annual Meeting of Stockholders, and until their successors are duly elected and qualified	FOR each nominee	4
2.	Approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement	FOR	17
3.	Indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s Named Executive Officers	EACH YEAR	45
4.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	50

FIRST INDUSTRIAL AT A GLANCE

First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator, and developer of industrial real estate

26.7%	98.8%	10.1%

Record FY Cash Rental Rate Growth	Record Year-End Occupancy	Record Cash Same Store NOI Growth for FY

8.5%	3.6 MSF	13.8+ MSF

Dividend Increase From 2022-2023	Under Construction, 100% Coastal Orientation	Developable on Strategic Sites for Future Growth

FIRST INDUSTRIAL REALTY TRUST, INC.
One North Wacker Drive
Suite 4200
Chicago, Illinois 60606

PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (“First Industrial” or the “Company”) for use at the 2023 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 3, 2023, and at any adjournments or postponements thereof (the “Annual Meeting”). This year’s annual meeting will be a virtual meeting held over the Internet. The meeting will convene at 9:00 a.m. Central Time on Wednesday, May 3, 2023.
At the Annual Meeting, stockholders will be asked to vote: (i) to elect seven directors to the Board of Directors to serve until the 2024 Annual Meeting of Stockholders, and until their successors are duly elected and qualified; (ii) to approve, on an advisory (i.e., non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement; (iii) to indicate, on an advisory (i.e. non-binding) basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of the Company’s Named Executive Officers; and (iv) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. Stockholders may also be asked to act on any other matters properly brought before them at the Annual Meeting, if applicable.
This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 5, 2023. The Board of Directors has fixed the close of business on March 9, 2023 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of our Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 132,211,367 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.
The presence, in person by attending the Annual Meeting via webcast or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required: (i) for the election of directors; (ii) for the approval, on an advisory basis, of the compensation of our Named Executive Officers; (iii) to indicate, on an advisory basis, the frequency with which the Company’s stockholders would like to cast an advisory vote on the compensation of our Named Executive Officers and (iv) for the ratification of the appointment of the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast, and accordingly will have no effect on any of the proposals presented in this Proxy Statement.
HOW TO ATTEND THE VIRTUAL ANNUAL MEETING
This year’s Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via a live webcast by visiting www.meetnow.global/MK7HQWT. You will need your 15-digit control number included on your Proxy Card in order to attend the meeting.

You may attend the virtual Annual Meeting if you are a stockholder of record, a proxy of a stockholder of record, or a beneficial owner of our Common Stock with evidence of ownership. If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Inc. (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or Proxy Card that you received. If you hold your shares in “street name” through an intermediary, such as a bank or broker, you are invited to attend the annual meeting as the beneficial owner of your shares, but because you are not the stockholder of record you must register in advance to attend the Annual Meeting virtually on the Internet by submitting proof of your proxy power (legal proxy) reflecting your First Industrial holdings along with your name and email address to Computershare. Requests for registration from “street name” stockholders must be labeled as “Legal Proxy” and be received no later than 4:00 PM CT on April 28, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

“Street name” stockholders should direct requests for registration as follows:

By Email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By Mail:

Computershare
First Industrial Realty Trust, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

If you wish to attend the Annual Meeting via webcast at a location provided by us, we intend to air the webcast at our offices located at One North Wacker Drive, Suite 4200, Chicago, Illinois 60606 for any stockholders who request to participate in the virtual meeting in this manner. Please note that members of management and members of our Board of Directors may not be present at this location. If you wish to attend the Annual Meeting via webcast at this location, you will need to complete the Reservation Request Form included as Appendix A to this Proxy Statement. In the event we are unable to provide access to our office for the Annual Meeting due to public health or other safety measures, we will provide notice of an alternative location to all stockholders that deliver a completed Reservation Request Form.

HOW TO VOTE YOUR SHARES
Your vote is important. Your shares can be voted at the Annual Meeting only if (i) you are present in person by attending the virtual Annual Meeting via webcast and you vote your shares electronically at such meeting, as described in this Proxy Statement or (ii) you are represented by proxy. Even if you plan to attend the Annual Meeting via webcast, we urge you to authorize your proxy in advance (i) electronically by going to www.investorvote.com/FR and following the instructions described on your Proxy Card, (ii) by calling the toll-free number (for residents of the United States and Canada) listed on your Proxy Card or (iii) by mail. Please have your Proxy Card in hand when going online or calling. If you authorize your proxy electronically through the website or by telephone, you do not need to return your Proxy Card.
“Street name” stockholders who have received this Proxy Statement from their bank, broker or other nominee should have received instructions for directing how that bank, broker or nominee should vote such stockholder’s shares. It will be the bank’s, broker’s or other nominee’s responsibility to vote the stockholder’s shares for the stockholder in the manner directed. The stockholder must complete, execute and return the voting instruction form in the envelope provided by the broker. “Street name” stockholders who desire to vote electronically at the Annual Meeting must obtain a “legal proxy” from the bank, broker or other nominee that holds such stockholder’s shares in order to vote such shares electronically at the Annual Meeting. “Street name” stockholders will need to contact their bank, broker or other nominee to obtain a legal proxy.
Stockholders of the Company are requested to authorize their proxy on the Internet, by telephone or by mail as soon as possible. Shares represented by a properly authorized proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the stockholder’s proxy authorization. If a proxy authorization is submitted and no instructions are given, the persons designated as proxy holders in the proxy authorization will vote: (i) FOR the election of the seven nominees for director named in this Proxy Statement; (ii) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; (iii) to indicate, on an advisory basis, that the stockholder vote on executive compensation should be held EACH YEAR; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (v) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. We have not received notice of any matters other than those set forth in this Proxy Statement and, accordingly, it is not anticipated that any other matters will be presented at the Annual Meeting.
A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, authorizing a proxy again on the Internet or by telephone (only the latest Internet or telephone proxy will be counted) as described above, properly executing and delivering a later-dated Proxy Card by mail, or by participating in, and voting electronically at, the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote electronically whether or not a proxy has been previously given, but the participation (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote electronically during the Annual Meeting will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.
BROKER NON-VOTES
Under the rules of the New York Stock Exchange (the “NYSE”), brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and the stockholder’s bank, broker or other nominee does not receive instructions from the stockholder on how to vote on that matter, the bank, broker or other nominee will return the Proxy Card to the Company, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters, as discussed below.
The proposal described in this Proxy Statement for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 is considered a routine matter under the NYSE rules. Each of the other proposals is considered a non-routine matter under NYSE rules and could result in broker non-votes. Broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the result of the vote for these non-routine matters. However, broker non-votes will be counted for quorum purposes. We therefore encourage stockholders to provide directions to their broker as to how the stockholder wants their shares voted on all matters to be brought before the Annual Meeting. The stockholder should do this by carefully following the instructions the broker gives the stockholder concerning its procedures. This ensures that the stockholder’s shares will be voted at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to the Company’s charter, the maximum number of members allowed to serve on the Company’s Board of Directors is twelve. The Board of Directors currently consists of seven seats. Each of the directors is serving for a term of one year and until such director’s successor is duly elected and qualified. The Company’s Nominating/Corporate Governance Committee identifies and recommends individuals for service on the Board of Directors, and the Board of Directors then either approves or rejects in whole all of such nominees.
The Board of Directors has nominated Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen, John E. Rau and Marcus L. Smith to serve as directors (the “Nominees”). All of the Nominees are currently serving as directors of the Company. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend. Assuming each of the Nominees is elected to serve, the below tables highlight certain characteristics and experience of our Board of Directors.
The Board of Directors recommends a vote FOR each of the Nominees.

INFORMATION REGARDING THE DIRECTOR NOMINEES
The following biographical descriptions set forth certain information with respect to the seven Nominees for election as directors and certain executive officers, based on information furnished to the Company by such persons. The following information is as of the Record Date unless otherwise specified.

Peter E. Baccile	Director since 2016 Age: 61

Peter E. Baccile has served as President of the Company since September 2016 and assumed the Chief Executive Officer position in December 2016. He brings more than 30 years of management, real estate and financial expertise to the Company. Prior to joining the Company, he served as Joint Global Head of the Real Estate, Lodging and Leisure Group within UBS Securities, LLC’s investment banking division from June 2012 to September 2016. Prior to that, Mr. Baccile served in various senior leadership roles during his 26-year tenure at J.P. Morgan. Most recently, he was Vice Chairman of J.P. Morgan Securities Inc. He also served as Co-Head of the General Industries

Investment Banking Coverage Group, which encompassed Real Estate, Lodging, Gaming, Diversified Industrials, Paper Packing and Building Products, and Transportation. Before that he served as Global Head of J.P. Morgan’s Real Estate, Lodging and Gaming Investment Banking Group for 10 years. Mr. Baccile is a member of the National Association of Real Estate Investment Trusts (NAREIT), where he serves as a member of the executive board, and The Real Estate Roundtable, where he was past Chairman of the Real Estate Capital Policy advisory committee. He is a past trustee of the International Council of Shopping Centers (ICSC) and the Urban Land Institute (ULI). Mr. Baccile’s extensive experience in real estate management and finance is critical to his ability to lead the Company as its Chief Executive Officer, and is a valuable asset to the Board of Directors. Moreover, as the Company’s Chief Executive Officer, Mr. Baccile brings to the Board of Directors his in-depth knowledge of our business, strategy, operations, competition and financial position. Mr. Baccile’s membership on the Board of Directors is critical to ensuring appropriate coordination and communication between the Company’s executive officers and the Board of Directors.

Board Committee: Investment Committee

Teresa Bryce Bazemore	Director since 2020 Age: 63

Teresa Bryce Bazemore has been a director of the Company since May 2020. Ms. Bazemore is the President and Chief Executive Officer of Federal Home Loan Bank of San Francisco. Ms. Bazemore presently serves on the Board of Directors of T. Rowe Price Funds. She formerly served on the Board of Directors of the Federal Home Loan Bank of Pittsburgh and Chimera Investment Corporation (NYSE: CIM). From July 2008 through April 2017, Ms. Bazemore served as President of Radian Guaranty Inc., a subsidiary of Radian Group Inc. (NYSE: RDN), where she led strategic planning, business development and operations of Radian Guaranty’s mortgage insurance business line and information technology and governmental affairs for Radian Group.

From October 2006 to July 2008, she also served in various capacities with Radian Group, including Executive Vice President, General Counsel, Corporate Secretary and Chief Risk Officer. From June 2000 to May 2006, Ms. Bazemore was Senior Vice President, General Counsel and Secretary of Nexstar Financial Corporation. From March 1997 to June 2000, she served as General Counsel of the mortgage banking line of business at Bank of America (NYSE: BAC). Ms. Bazemore currently serves on the Board of Directors of the Public Media Company and serves on the Board of Directors of the Southern California Chapter of the International Women’s Forum. Ms. Bazemore formerly served on the Board of Trustees of the University of Virginia Foundation, for which she also served as the Chair of the Audit Committee, and formerly served as an Advisory Board member of the University of Virginia Center for Politics. Ms. Bazemore holds a B.A. from the University of Virginia and a J.D. from Columbia University. Ms. Bazemore’s extensive legal, financial and operational experience in the banking and real estate industries is a valuable asset to the Board of Directors and the Company’s Audit Committee, and we have deemed her to be an “audit committee financial expert.”

Board Committee: Audit Committee

Matthew S. Dominski	Director since 2010 Age: 68

Matthew S. Dominski has been a director of the Company since March 2010 and the Chairman of the Board of Directors since July 2020. He previously served as a director of CBL & Associates Properties, Inc., a shopping mall real estate investment trust in the United States, from 2005 to 2021. From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers (“Urban”), formerly one of the largest regional mall property companies in the country and a publicly-traded real estate investment trust. Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban’s President until 2002. In 2003, Mr. Dominski formed Polaris Capital, LLC, a Chicago, Illinois-based real estate investment firm of which he was joint owner through 2013. From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the International Council of Shopping Centers (ICSC). Mr. Dominski’s extensive experience leading other public and private real estate companies, both as a senior executive and a director, is a valuable asset to the Board of Directors.

Board Committees: Compensation Committee, Investment Committee, Nominating/Corporate Governance Committee

H. Patrick Hackett, Jr.	Director since 2009 Age: 71

H. Patrick Hackett, Jr. has been a director of the Company since December 2009. Mr. Hackett is the principal of HHS Co., an investment company located in the Chicago area. Previously, he served as the President and Chief Executive Officer of RREEF Capital, Inc. and as principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for many years and he also served on the real estate advisory boards of Kellogg and the Massachusetts Institute of Technology. He currently chairs the board of Wintrust Financial Corporation (NASDAQ: WTFC) and is a trustee of Northwestern University. Mr. Hackett provides the Board of Directors with valuable real estate investment and finance expertise. In addition, Mr. Hackett’s financial expertise is valuable to the Company’s Audit Committee, which he has chaired since June 2010, and we have determined him to be an “audit committee financial expert.”

Board Committees: Audit Committee, Compensation Committee, Investment Committee

Denise A. Olsen	Director since 2017 Age: 57

Denise A. Olsen has been a director of the Company since November 2017 and the Chairperson of the Compensation Committee since May 2020. Ms. Olsen has been employed by GEM Realty Capital, an integrated real estate investment firm that invests in private market assets and publicly-traded securities, since 1996. She presently serves as Senior Managing Director and a member of the Investment Committee of GEM Realty Capital, where she is also responsible for investor relations, reporting and communication. From 1994 to 1996, Ms. Olsen was Vice President at EVEREN Securities, serving in their Real Estate Corporate Finance Group. From 1987 to 1994, Ms. Olsen served in various capacities at JMB Realty Corporation, including as a Senior Portfolio

Manager. Ms. Olsen formerly was a board member of CyrusOne, Inc., serving on the Audit and Compensation Committees. Ms. Olsen currently serves as an Executive Committee Member of The Samuel Zell and Robert Lurie Real Estate Center at the Wharton School at the University of Pennsylvania and on the Investment Advisory Committee of The Harry and Jeanette Weinberg Foundation. Ms. Olsen’s significant investment and operational experience in both the private and publicly-traded real estate realms is a valuable asset to the Board of Directors. Further, Ms. Olsen’s financial expertise is valuable to the Company’s Audit Committee, on which she currently serves, and we have determined her to be an “audit committee financial expert.”

Board Committees: Audit Committee, Compensation Committee

John E. Rau	Director since 1994 Age: 74

John E. Rau has been a director of the Company since June 1994 and Lead Independent Director since January 2016. Since December 2002, Mr. Rau has served as President and Chief Executive Officer and as a director of Miami Corporation, a private asset management firm. From January 1997 to March 2000, he was a director, President and Chief Executive Officer of Chicago Title Corporation, and its subsidiaries, Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau was a director of BorgWarner, Inc. from 1997 to 2006, a director of William Wrigley Jr. Company from March 2005 until its sale to Mars, Inc. in September 2008, and a director of Nicor, Inc. from 1997 until its sale to Southern Company Gas (formerly AGL Resources Inc.) in December 2011, and he continues as a director of Southern Company Gas. Mr. Rau is the Chairman of the board of directors of BMO Financial Corp. and served as a director of LaSalle Bank, N.A. until its 2007 sale to Bank of America. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor Jim Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University’s J.L. Kellogg Graduate School of Management. During that time, he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago. Mr. Rau’s extensive experience in the banking and title insurance industries provides the Board of Directors with valuable insight into the matters of corporate and real estate finance, as well as financial services management and risk management. Moreover, Mr. Rau’s financial expertise is valuable to the Company’s Audit Committee, on which he currently serves.

Board Committees: Audit Committee, Nominating/Corporate Governance Committee

Marcus L. Smith	Director since 2021 Age: 56

Marcus L. Smith has been a director of the Company since February 2021. Since 2017, Mr. Smith has served as a director for MSCI Inc. (NYSE: MSCI). Mr. Smith served as a director for DCT Industrial Trust Inc. from 2017 until 2018 when the company was acquired by Prologis, Inc. (NYSE: PLD). Prior to his service as a director for MSCI Inc. and DCT Industrial Trust Inc., Mr. Smith retired from a 23-year career at MFS Investment Management, where he served as portfolio manager of the MFS Institutional International Fund (MIEIX) for 17 years and the MFS Concentrated International Fund for 10 years. As a portfolio manager, Mr. Smith was responsible for all aspects of portfolio construction and stock selection for the MFS Institutional International

Fund. Mr. Smith employed financial analysis of balance sheets, income, and cash flow statements and modeling to forecast and value prospective investments. During his 17-year tenure as portfolio manager of the MFS Institutional International Fund, the portfolio assets grew from $120M to over $24B. The MFS Institutional International portfolio received the Lipper Award in 2005 and 2010 for Best 3-Year Performance of 359 Large Capitalization international portfolios. In addition to his portfolio management duties for MFS Investment Management, Mr. Smith served as Director of Equity, Canada from 2012 to 2017, and Director of Equity, Asia from 2010 to 2012. In these roles, Mr. Smith was responsible for recruitment, management, and compensation of 10 investment professionals in Canada and 18 investment professionals in Singapore, Tokyo and Sydney, respectively. Prior to being a Director of Equity, Mr. Smith was Director of Asian Equity Research from 2005 to 2010. In this Republic of Singapore-based role, he recruited, managed, trained, and compensated the 12 investment analysts located across the Asian region. Prior to joining MFS Investment Management, Mr. Smith was a senior consultant at Accenture, working within its Financial Services Group. Mr. Smith served as a United States Army Reserve Officer from 1987 to 1992. Mr. Smith earned a Bachelor of Science, Cum Laude, in Computer Science & Business Administration from the University of Mount Union and a Masters of Business Administration from the Wharton School at the University of Pennsylvania. Mr. Smith served as a Trustee for the University of Mount Union between 2009 and 2019. He has also served on the Posse Boston Advisory Board since 2015. Mr. Smith is a member of the Harvard Medical School Academic Advisory Council and the Boston Economic Club. Mr. Smith’s experience in the financial sector and director service for other public companies are valuable assets to the Board of Directors.

Board Committees: Investment Committee, Nominating/Corporate Governance Committee

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Johannson L. Yap
Johannson L. Yap has been the Chief Investment Officer of the Company since February 1997 and Executive Vice President – West Region since March 2009. From April 1994 to February 1997, he served as Senior Vice President – Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group, a former affiliate of the Company, in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction

Age 60

management functions. His professional affiliations include Urban Land Institute and NAREIT, and he serves as a member of both the Board of Advisors for the James Graaskamp Center for Real Estate at the University of Wisconsin and the Advisory Board of the Kelley School of Business of the University of Indiana, Center for Real Estate Studies.

Scott A. Musil
Scott A. Musil has been Chief Financial Officer of the Company since March 2011. He served as acting Chief Financial Officer of the Company from December 2008 to March 2011. Mr. Musil also has served as Senior Vice President of the Company since March 2001, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since August 2014. Mr. Musil previously served as Controller of the Company from December 1995 to March 2012, Assistant Secretary of the Company from May 1996 to March 2012 and

Age 55

July 2012 to May 2014, Vice President of the Company from May 1998 to March 2001, Chief Accounting Officer from March 2006 to May 2013 and Secretary from March 2012 to July 2012 and May 2014 to August 2014. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company. From May 2017 through March 2019, Mr. Musil served as a director and the chair of the audit committee of HC Government Realty Trust, Inc., a public real estate investment trust focused on federally-leased, single tenant properties. Mr. Musil is a non-practicing certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and NAREIT.

Peter O. Schultz
Peter O. Schultz has been Executive Vice President – East Region of the Company since March 2009. From January 2009 to March 2009 he served as Senior Vice President – Portfolio Management of the Company. From November 2007 to December 2008, he served as a Managing Director of the Company, with responsibility for the Company’s East Region. From September 2004 to November 2007, he served as a Vice President – Leasing of the Company, with responsibility for the Company’s leasing team and asset management

Age 60

plan implementation in the East Region. From January 2001 to September 2004, he served as a Senior Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania and Southern New Jersey. From March 1998 to December 2000, he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania. Prior to joining the Company, Mr. Schultz served as President and Managing Partner of PBS Properties, Inc. from November 1990 to March 1998, prior to which time he was Director of Marketing and Sales for the Pickering Group and Morgantown Properties. His professional affiliations include the National Association of Industrial and Office Properties.

Jennifer E. Matthews Rice
Jennifer E. Matthews Rice has been General Counsel and Secretary of the Company since November 2019. Prior to joining the Company, Ms. Matthews Rice served as Senior Vice President, General Counsel and Secretary of Brandywine Realty Trust (NYSE: BDN) from March 2017 to November 2019, Vice President of Legal Affairs, Interim General Counsel and Secretary from April 2016 to March 2017 and Counsel from October 2012 to March 2016. Ms. Matthews Rice also served as Real Estate Counsel for Exeter Property Group from August

Age 52

2008 to October 2012 and in several capacities, including General Counsel and Secretary, with Preferred Unlimited, Inc. from February 2004 to July 2008. Prior to that, Ms. Matthews Rice was an attorney in the real estate department of Ballard Spahr Andrews & Ingersoll, LLP. Ms. Rice clerked for the Honorable Ronald D. Castille of the Pennsylvania Supreme Court. She is a graduate of Temple University School of Law and received her Bachelor of Arts from Franklin & Marshall College. She is a member of the National Association of Industrial and Office Properties, the Corporate Governance Council of NAREIT, and The Real Estate Roundtable, where she is a member of the Sustainability Policy Advisory Committee.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board of Directors. The Board of Directors currently consists of seven seats. In considering the independence of its members, the Board of Directors applies the independence standards and tests set forth in Sections 303A.02(a) and (b) of the Listed Company Manual of the NYSE. Applying such standards, the Board of Directors has affirmatively determined that each of Messrs. Dominski, Hackett, Rau and Smith and Mses. Bazemore and Olsen, who collectively constitute a majority of the current members of the Board of Directors, are independent directors.
The Board of Directors held five meetings and acted five times by written consent during 2022. Each of the directors serving in 2022 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which such director was a member, in each case held during the period for which he or she was serving as a director. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, all of the directors then-serving attended the 2022 Annual Meeting of Stockholders. During 2022, Mr. Dominski, in his capacity as Chairman of the Board, presided at meetings of all of the directors and Mr. Rau, in his capacity as Lead Independent Director, presided at all meetings and executive sessions of our independent directors.
The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates and has adopted a Code of Business Conduct and Ethics, which includes the principles by which the Company expects its employees, officers and directors to conduct Company business. The Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the Investors page of the Company’s website at www.firstindustrial.com and are available in print free of charge to any stockholder or other interested party who requests them. The Company intends to post on its website amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics. The Company also posts or otherwise makes available on its website from time to time other information that may be of interest to investors and other interested parties. However, none of the information provided on the Company’s website is part of the proxy solicitation material.
Board Leadership Structure. Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective management oversight and a fully engaged, highly functioning Board of Directors. Our key objective in establishing the structure of the Board of Directors is to strengthen the independence and general role of the Board of Directors with appropriate checks and balances on the power, actions and performance of our Chief Executive Officer.

THE BOARD OF DIRECTORS AND CORPORATE RESPONSIBILITY

CORPORATE RESPONSIBILITY 2023 HIGHLIGHTS

ENVIRONMENTAL

The Company is focused on building and maintaining a socially responsible and sustainable business that succeeds by delivering long-term value for our stockholders.

•Energy-efficient lighting deployed across portfolio; incorporate skylights to make use of natural sunlight
•Water conservation measures, including sensors, drought-resistant landscaping and fixtures
•Cool roofs installed where appropriate based on local climate
•Sustainable development practices and features for new construction/redevelopments including use of recycled/locally sourced materials
•Encourage and promote recycling by our employees and tenants
•In-house environmental team assesses, manages and remediates risks for portfolio and new investments
•In our recently-established LEED (Leadership in Energy and Environmental Design) volume program which streamlines the certification process, we successfully received approval for our prototype for construction components and development practices
•Invested in energy and water usage benchmarking data collection across spaces for which we control usage as well as certain client-controlled spaces
•Implemented enhanced “Green” lease language in our standard leases to promote sharing of resource benchmarking data for certain of our tenants’ controlled utilities

SOCIAL

The Company has a strong corporate culture and a long-standing tradition of supporting worthy causes in its community and partnering with high quality and ethical supply chains.

•Company-wide training opportunities provided to employees
•Employee tuition reimbursement program
•Regular employee engagement with executive management team
•Employee recognition program with quarterly and annual awards
•The Company supports “First Network,” a women’s group sponsoring events that focus on career development, personal fulfillment and networking during 2022
•The Company provides two days of paid time off (PTO) for community service for employees to serve worthy organizations of their choice. Employees participate in a Toys for Tots holiday toy drive annually
•The Company donated to six employee-directed charities, including the American Red Cross, ASPCA, The Boys & Girls Club, Feeding America, Make a Wish Foundation and Operation Gratitude
•Employee Code of Conduct and Ethics, Vendor Code of Conduct and Ethics and Human Rights policy in place to advance ethical business practices internally and with our partners and supplies

GOVERNANCE

The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to reflect the principles by which it operates, including a company-wide commitment to integrity, ethics, and transparency.

•Annual election of directors
•Regular executive sessions of non-management directors
•Stockholders have the power to amend the Company’s bylaws
•Separate Chairman and Chief Executive Officer
•Risk oversight by full Board of Directors and committees
•Annual board and committee self-assessment
•Commitment to diversity, including in the director nomination process
•Mandatory director and executive officer share ownership requirements
•Anti-hedging and anti-pledging policy of shareholdings by directors and employees
•Audit Committee oversight of the Company’s corporate policies with respect to sustainability and environmental risk, corporate social responsibility and corporate governance, and internal controls with respect to information technology security

The Company and its Board of Directors are focused on building and maintaining a socially responsible and sustainable business that succeeds by delivering long-term value for our stockholders. We continuously look for new and better ways to minimize our environmental impact as well as that of our tenants. We have an established committee consisting of members of our construction, environmental, human resources, investor relations, legal, operations, accounting and risk management. The committee is responsible for reporting to senior management, our Audit Committee and our Board of Directors regarding various matters related to sustainability and social responsibility that are of significance to us and our stockholders. Because we primarily net lease the properties in our portfolio to our tenants whereby each tenant is ultimately responsible for maintaining the leased property, one of our key corporate responsibility priorities is to engage with and encourage our tenants to implement environmentally sustainable practices, such as the use of energy and water efficient fixtures and recycling programs. We have expanded our efforts to encourage our clients’ sharing of energy and water usage data for portfolio benchmarking through enhanced “Green” lease language included in our standard lease forms. Additionally, as we add properties to our portfolio or enhance existing facilities, environmental sustainability is a key consideration of our efforts to improve or develop such properties, and we seek to employ green building techniques and incorporate energy, water and other resource-efficient features. We extend the same commitment to environmental excellence to our own offices, promoting sustainable practices and energy efficiency that can both reduce environmental impact and achieve lower operating costs. Our headquarters office in Chicago is an energy-efficient LEED-certified building. Social responsibility and engagement is an integral part of our business, as we are committed to developing and maintaining strong relationships with our customers, business partners, investors, and the communities in which we operate and invest. In addition, we aim to provide a positive work environment for our employees by offering proper compensation, quality benefit offerings including health and wellness and 401(k) plan and financial education, and career training and growth opportunities. Our governance efforts

LEED Development Program
LEED volume certification was first introduced by the United States Green Building Council in 2011 to create a streamlined process for organizations like First Industrial that are seeking LEED certification for a number of comparable projects. This program is well-suited for our development program, given our focus on consistently high-quality designs incorporating energy-efficient LED lighting and other environmentally-friendly features and employing resource-focused construction practices. Since establishing the program in 2021, we have worked towards approval of our prototype which we successfully obtained in 2022. We are in the review process for three individual projects all of which we anticipate will be at least LEED Silver-certified in 2023. As a result of this prototype and review process, we will be able to certify virtually all of our new development projects more efficiently and cost-effectively than by certifying individual buildings. “LEED®, and its related logo, is a trademark owned by the U.S. Green Building Council® and is used with permission.”

are led by our Board of Directors, which is elected by our stockholders to oversee their interest in the long-term financial strength and overall success of the Company, exercising its members’ business judgment using their collective experience, knowledge and skills. Directors must fulfill their responsibilities as members of the Board of Directors consistent with their fiduciary duty to our stockholders and in compliance with all applicable laws and regulations and our Code of Business Conduct and Ethics. The Board of Directors provides advice and counsel to the Chief Executive Officer and other senior officers of the Company. The Board of Directors ensures that the assets of the Company are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations.

For more information on our corporate responsibility and sustainability initiatives, a copy of our Corporate Responsibility Report can be found on our website at www.firstindustrial.com/responsibility.

BOARD OVERSIGHT OF RISK MANAGEMENT
The Board of Directors oversees the business of the Company and our stockholders’ interests in the long-term financial strength and overall success of the Company’s business. In this respect, the Board of Directors is responsible for overseeing the Company’s risk management. The Board of Directors delegates many of these functions to the Board’s committees. Each committee of the Board of Directors is responsible for reviewing the risk exposure of the Company related to the committees’ areas of responsibility and providing input to the Board of Directors on such risks. The Board of Directors and its committees regularly review material strategic, operational, financial, compensation and compliance risks with management.
For example, under its charter, the Audit Committee is required to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to stockholders, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee is responsible for facilitating communication between the Company’s independent auditors and the Board of Directors and management, and for reviewing with the independent auditors the adequacy of the Company’s internal controls. The Audit Committee also reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and the Company’s cyber-security risk exposure and mitigation efforts. The Audit Committee is also responsible for the oversight of the Company’s internal control systems with respect to information technology security and for the Company’s policies, initiatives and disclosures with respect to sustainability and environmental risk, corporate social responsibility and corporate governance.
Similarly, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior consistent with the Company’s long-term business strategy. We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has focused on aligning our compensation policies with our stockholders’ long-term interests and avoiding short-term rewards for management or awards that encourage excessive or unnecessary risk taking. For example, a substantial amount of compensation provided to the Company’s executive officers is in the form of equity awards for which the ultimate value of the award is tied to the Company’s stock price, and which awards are subject to long-term vesting schedules, thereby aligning the Company’s executive officers’ interests with those of our stockholders. In addition, annual cash and equity bonuses provided to management under the 2022 Employee Bonus Plan (as defined on page 22) were contingent, among other factors, upon the Company’s satisfaction of prescribed levels of Funds From Operations (“FFO”), same store net operating income growth and fixed charge coverage ratio. Because these awards are directly tied to increased financial performance and stock price, in line with our stockholders’ interests, we believe that none of these types of awards contribute to excessive or unnecessary risk taking.
COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES
Stockholders of the Company and other interested parties may send communications to the Board of Directors as a whole, to its individual members, to its committees or to its independent members as a group. Communications to the Board of Directors as a whole should be addressed to “The Board of Directors”; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the chair of such committee; and communications to independent members of the Board of Directors as a group should be addressed to the Lead Independent Director. In each case, communications should be further addressed “c/o First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, Illinois 60606.” All communications will be forwarded to their respective addressees. If a stockholder marks his or her communication “Confidential,” such communication will be forwarded directly to the addressee.

BOARD COMMITTEES
The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating/Corporate Governance Committee.

Audit Committee

Members:
H. Patrick Hackett, Jr. (Chair)*
Teresa Bryce Bazemore*
Denise A. Olsen*
John E. Rau

Number of Meetings in
2022: 5

*In the judgment of the Company’s Board of Directors, each of Mr. Hackett, the Chair of the Audit Committee, Ms. Bazemore and Ms. Olsen is an “audit committee financial expert,” as such term is defined in the SEC rules, and has “accounting or related financial management expertise,” as defined in the listing standards of the NYSE.

The Audit Committee is directly responsible for the appointment and oversight of our independent registered public accounting firm.

In connection with such responsibilities, the Audit Committee:

•approves the engagement of independent public accountants;
•is directly involved in the selection of the independent public accounting firm’s lead engagement partner;
•reviews with the independent public accountants the audit plan, the audit scope, and the results of the annual audit engagement;
•pre-approves audit and non-audit services and fees of the independent public accountants;
•reviews the independence of the independent public accountants; and
•reviews the adequacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee has responsibility for overseeing the Company’s enterprise and risk management and for supervising and assessing the performance of the Company’s internal audit department. The Audit Committee also oversees the Company’s internal control systems with respect to information technology security and the Company’s corporate policies, initiatives and disclosures with respect to sustainability and environmental risk, corporate social responsibility and corporate governance.

Each member of the Audit Committee is, in the judgment of the Company’s Board of Directors, independent as required by the listing standards of the NYSE and the rules of the SEC, and is financially literate, knowledgeable and qualified to review financial statements.

Compensation Committee
Members: Denise A. Olsen (Chair) Matthew S. Dominski H. Patrick Hackett, Jr. Number of Meetings in 2022: 4

The Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee administers the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (the “2014 Stock Plan”) and has the authority to grant awards under the 2014 Stock Plan.

Each member of the Compensation Committee is, in the judgment of the Board of Directors, independent as required by the listing standards of the NYSE and the rules of the SEC.

Investment Committee
Members: H. Patrick Hackett, Jr. (Chair) Peter E. Baccile Matthew S. Dominski Marcus L. Smith Number of Meetings in 2022: 10

The Investment Committee provides oversight and discipline to the investment process. The Investment Committee oversees implementation of our investment strategy, within parameters set by the Board of Directors, reviews and approves specific transactions and keeps the Board of Directors regularly apprised of our progress and performance with respect to our investment strategy. Investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria, and the Investment Committee meets with the Company’s investment personnel and reviews each submission thoroughly. The Investment Committee’s charter details the required approval authority for various types of transactions, with the level of approval required varying depending on the type of transaction and the dollar amount involved, and the Investment Committee oversees the implementation of such approval requirements.

Nominating/Corporate Governance Committee
Members: John E. Rau (Chair) Matthew S. Dominski Marcus L. Smith Number of Meetings in 2022: 1

The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may occur on the Board of Directors. In turn, the Board of Directors either approves by a majority vote all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations, in each case in whole, but not in part. In the event that the Board of Directors rejects the recommended nominations, the Nominating/Corporate Governance Committee develops a new recommendation. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company’s corporate governance policies.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, proper notice must be given in accordance with the Company’s Bylaws and applicable SEC regulations to the Secretary of the Company. Pursuant to the Company’s Bylaws and applicable SEC regulations, such notice of a director nominee must be provided to the Secretary of the Company not more than 150 days and not less than 120 days prior to the first anniversary of the date the Company’s proxy statement for the prior year’s Annual Meeting of Stockholders was released to stockholders. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

In general, it is the Nominating/Corporate Governance Committee’s policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company must, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company’s business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company. While the Nominating/Corporate Governance Committee has not adopted a formal diversity policy, the Company values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. As part of the nomination process, the Company endeavors to have a diverse Board of Directors representing a range of experiences in areas that are relevant to the Company’s business and the needs of the Board of Directors from time to time, and the Nominating/Corporate Governance Committee and the Board of Directors considers highly qualified candidates, including women and minorities.

The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors through its own sources (including through nominations by stockholders made in accordance with the Company’s Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee’s judgment, experience, independence, understanding of the Company’s business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company’s Board of Directors.

Each member of the Nominating/Corporate Governance Committee is, in the judgment of the Board of Directors, independent as required by the listing standards of the NYSE.

DIRECTOR COMPENSATION
Compensation of non-employee directors is periodically reviewed by the Compensation Committee of the Board of Directors, which makes any recommendations of compensation changes to the entire Board of Directors. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites for their service, although they are reimbursed for their out-of-pocket expenses for meeting attendance.
The Company provided the following compensation to our non-employee directors in 2022:
•annual cash fees of $70,000 and annual equity grants with a grant date fair value of approximately $70,000;
•annual cash fee of $35,000 for service as the Chairman of the Board of Directors;
•annual cash fee of $25,000 for service as the Lead Independent Director; and
•annual supplemental fee for chair and committee service as set forth in the following table:

	Annual Fee
Committee	Chair ($)	Member ($)
Audit Committee	30,000	9,000
Compensation Committee	20,000	7,500
Nominating/Corporate Governance Committee	15,000	6,000
Investment Committee	25,000	7,500

The Company does not pay additional compensation to directors who are also employees of the Company, such as Mr. Baccile, our Chief Executive Officer. Additionally, no fees are paid for attendance at in-person or telephonic meetings of the Board of Directors and its committees. All cash fees payable to our non-employee directors are paid in quarterly installments.
2022 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total Compensation ($)
Teresa Bryce Bazemore	79,000	69,979	148,979
Matthew S. Dominski	126,000	69,979	195,979
H. Patrick Hackett, Jr.	132,500	69,979	202,479
Denise A. Olsen	99,000	69,979	168,979
John E. Rau	119,000	69,979	188,979
Marcus L. Smith	83,500	69,979	153,479

(1)
Represents 1,255 shares of either restricted stock units or Units (as hereinafter defined), at each director’s election, granted to each director on May 4, 2022 as compensation for 12 months of board service. All such units vest on the earlier of the first anniversary of the grant date or the Company’s next annual stockholder meeting. Amounts are based on the Common Stock price as of the grant date, which was $55.76.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Board of Directors believes that its executive compensation program serves the best interests of the Company’s stockholders by not only attracting and retaining talented, capable individuals, but also providing them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate the Named Executive Officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value. Please refer to “Compensation Discussion and Analysis” for a discussion of the compensation of our Named Executive Officers.
We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include those under “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission under ‘Compensation Discussion and Analysis’ and the compensation tables and the narrative discussion following the compensation tables.”
The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for advisory approval of this proposal.
The Board of Directors recommends an advisory vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
2022 ACCOMPLISHMENTS
2022 was a successful year for the Company, as we delivered strong operating results and expanded our investment for future growth. We continued to execute our strategy: driving long-term cash flow growth and value for stockholders through leasing including increasing rents on new and renewal leases, enhancing our portfolio through developing, acquiring and selling select properties, and maintaining our strong balance sheet.
Decisions by the Board of Directors on executive compensation are reflective of the Company’s strong performance during the year, including:
•Maintaining high levels of portfolio occupancy, ending the year at 98.8% occupied in our in-service portfolio, establishing a new company record.
•Growing cash rental rates on new and renewal leasing by 26.7%, the highest annual result for this metric in the Company’s history.
•Growing cash same store net operating year income by 10.1%, the Company’s highest annual result in its history.
•Growing our Common Stock dividend by 9.3%.
•Placing in service ten development properties, 100% leased, totaling 4.1 million square feet, with an estimated total investment of approximately $448 million, comprised of three buildings in South Florida, two buildings in Dallas/Ft.Worth and one building each in Central/Eastern Pennsylvania, Nashville, New Jersey, Phoenix and Southern California.
•Acquiring ten development sites totaling 116 acres for a total investment of $106 million.
•Acquiring 11 industrial properties totaling 0.5 million square feet for $137 million and three income-producing land parcels for an aggregate purchase price of $57 million.
•Selling nine properties totaling 2.2 million square feet plus a land parcel for a total of $178.3 million.
•Replacing our $260 million unsecured term loan that was scheduled to mature in September 2022 with a $425 million term loan that matures in October 2027. At December 31, 2022, our all-in interest rate is 3.64%, based on the interest spread determined by our credit ratings and leverage levels and the related interest rate swaps with a notional value of $425 million that we entered into and commenced in October 2022.
•Entering into a new $300 million unsecured term loan that matures in August 2025 that can be extended to August 2027 at our election, pursuant to two, one year extension options, subject to certain conditions. At December 31, 2022, our all-in interest rate is 4.88%, based on the interest spread determined by our credit ratings and leverage levels and the related interest rate swaps with a notional value of $300 million that we entered into and commenced in December 2022.
•Issuing 0.2 million shares of our Common Stock through our at-the-market (“ATM”) program, resulting in net proceeds of $13 million.

OBJECTIVES AND DESIGN OF COMPENSATION PROGRAMS
The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company’s stockholders. Accordingly, the Company believes that its executive compensation program should not only serve to attract and retain talented and capable individuals but should also provide them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value over the long term.
What We Pay and Why
Following is a summary of (a) the Compensation Committee’s objectives for the compensation of our Named Executive Officers and (b) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:

OBJECTIVES

•Reward performance and initiative
•Attract, retain, and reward executive officers who have the motivation, experience, and skills to continue our track record of profitability, growth and attractive total shareholder return
•Be competitive with other REITs and private companies viewed as competitors for executive talent
•Link compensation with enhancing stockholder value
•Reward for short-term and long-term successes
•Manage institutional risk associated with compensation programs

HOW OBJECTIVES ACCOMPLISHED

•While we do not employ a formula, base salary generally comprises a smaller portion of each Named Executive Officer’s total target pay.
•A significant portion of each Named Executive Officer’s total target compensation is structured as performance-based compensation using a combination of annual cash bonus, with appropriate caps on those payouts, and long-term incentive equity awards.
•We utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included funds from operations, same store net operating income growth, fixed charge coverage ratio and discretionary objectives.
•The ultimate value of performance-based long-term incentive equity awards is dependent on the Company's total shareholder return as compared to both a REIT index and a select peer group. We think using both performance measures, together with time-based equity awards, provides a balanced approach that compensates for performance but does not motivate excessive risk taking.

THE EXECUTIVE COMPENSATION PROCESS AND THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS
The Compensation Committee has the overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee typically formulates compensation beginning in November of the prior fiscal year and continuing through the first quarter of the applicable fiscal year, by setting salaries and, if applicable, maximum bonuses for the Company’s employees, including those named executive officers listed in the Summary Compensation Table on page 31 (the “Named Executive Officers”). Also, typically in the first quarter of the applicable fiscal year, the Compensation Committee adopts, and the full Board of Directors ratifies, the performance criteria to be used for that year in determining the incentive compensation of the Company’s employees, including the Named Executive Officers, other than those covered by separate plans or agreements. Then, after the end of the applicable fiscal year, the Compensation Committee meets to determine incentive compensation to be paid to the Company’s employees, including the Named Executive Officers, with respect to the year just ended, pursuant to the performance criteria or, as applicable, pursuant to separate plans or agreements. In accordance with such determination, the Committee approves cash bonuses and equity awards.
During the first quarter of the applicable fiscal year, our Chief Executive Officer meets with the Compensation Committee to present and discuss recommendations with respect to the applicable fiscal year’s salaries and maximum bonuses for the Named Executive Officers, other than himself. Also, in the first quarter of each year, our Chief Executive Officer meets with the Compensation Committee to present and discuss recommendations with respect to incentive compensation for the year just ended. Our Chief Executive Officer does not participate in any decisions or determinations with respect to his own compensation.
Periodically, although not every year, the Company and the Compensation Committee engage the services of outside consultants to evaluate the Company’s executive compensation programs. Consistent with SEC rules, prior to any such engagement, the Company will assess any potential conflicts of interest the advisor may have that may negatively impact their independence to determine whether the retention of any compensation consultant to advise the Compensation Committee on executive compensation matters will create a conflict of interest.

In 2022, Ferguson Partners Consulting, L.P. (“FPC”) was retained to provide certain compensation-related services. Consistent with SEC rules, the Company assessed whether the work of FPC raised any conflict of interest and determined that the retention of FPC to advise the Compensation Committee concerning executive compensation matters did not create a conflict of interest. Neither the Compensation Committee nor the Company has any other professional relationship with FPC, although an affiliate of FPC periodically provides recruitment services to the Company. In 2022, FPC was paid $24,500 for its compensation-related services. The Compensation Committee retains the discretion to work again with FPC or an alternative compensation consultant to review our executive compensation program.
EXECUTIVE COMPENSATION COMPONENTS
The components of the Company’s executive compensation program are base salary, incentive bonuses, long-term incentive program awards, benefits and perquisites. Each component of the Company’s executive compensation program is intended to attract and retain talented, capable individuals to the Company’s executive ranks. The Compensation Committee believes equity awards play an important role in aligning management’s interests with those of the Company’s stockholders because these equity awards derive their value from our Common Stock. For this reason, equity awards are a significant part of executive compensation.
Base salary, benefits and perquisites are intended to provide a level of fixed compensation to the Named Executive Officers for services rendered during the year. Increases to base salary are typically a function of individual performance and general economic conditions. Benefits and perquisites that are generally available to the Company’s employees, including the Named Executive Officers, currently include: premiums paid on term life, short-term and long-term disability insurance, standard health insurance and 401(k) matching contributions. Car allowances are offered to select employees of the Company, including some of the Named Executive Officers.
Incentive bonuses, by contrast, are linked to, and are a function of, the achievement of performance criteria that are designed with the intention of incentivizing the Named Executive Officers to maximize the Company’s overall performance. Incentive bonuses are awarded in cash.
Our long-term incentive program, which consists of performance-based and time-based equity awards, is designed to assist us in attracting and retaining high quality executives, while tying a significant portion of their compensation to our financial performance, principally in the case of this program to our total shareholder return. The Company provides its executives with the choice of accepting equity awards in the form of awards that settle in either Common Stock or partnership interests in our operating partnership, First Industrial, L.P., that are structured as a “profits interest” for U.S. federal income tax purposes (“Units”). Generally, Units entitle the holder to receive distributions from our operating partnership that are equivalent to the dividends and distributions that would be made with respect to the number of shares of our Common Stock underlying such Units, though receipt of such distributions may be delayed or made contingent on vesting. Once a Unit has vested and received allocations of book income sufficient to increase the book capital account balance associated with such Unit (which will initially be zero) to equal, on a per-unit basis, the book capital account balance associated with a “common unit” of partnership interest of First Industrial, L.P., it automatically becomes a common unit that is convertible by the holder into one share of Common Stock or, at the Company’s option, a cash equivalent.

COMPENSATION HIGHLIGHTS
To align the pay of our Named Executive Officers with their performance and the goals of our stockholders, we grant a significant portion of our Named Executive Officers’ total compensation in the form of performance-based and time-based equity awards.
The below table reflects the characteristics of our compensation program for our Named Executive Officers:

Focus on At-Risk Pay	The majority of compensation is performance based/at risk pay.

Majority Performance-Based Equity	Equity compensation mix is 65% performance-based and 35% time-based.

Performance Metrics
For the 2022 performance-based awards, 54% of performance-based awards are based on performance relative to the “Long-Term Incentive Peer Group” (as defined below) and 46% are based on performance relative to the FTSE NAREIT All Equity Index.

Performance Measurement Period	Performance goals are measured based on relative total shareholder return over a 3-year period.

Total Shareholder Return Goals	Total shareholder return metrics are based on a percentile level of performance relative to the companies in the peer group and index.

Annual Cash Bonus Plan	Annual cash bonuses are based on weighted measures of Company performance, including FFO per diluted share/Unit, same store NOI growth, fixed charge coverage ratio, and other discretionary objectives.

Base Salary	Base salaries are adjusted from time to time based on market trends and individual performance.
The charts below depict the overall compensation mixes of our Chief Executive Officer and our other Named Executive Officers for 2022.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We have determined that our stockholders should vote on a say-on-pay proposal each year. While the results of each of these votes is non-binding, we believe that presenting this matter to our stockholders annually is an important means of obtaining investor feedback on our compensation policies.
At our 2022 Annual Meeting of Stockholders, more than 94% of the votes cast in the vote on the compensation of our Named Executive Officers as disclosed in the proxy statement for that meeting were in favor of such compensation. As a result the compensation of our Named Executive Officers was approved by our stockholders on an advisory basis. This level of stockholder support was consistent with our support for prior say-on-pay votes, as, on average, approximately 94% of the votes cast in the vote on the compensation of our Named Executive Officers during the past five Annual Meetings of Stockholders from 2018 through 2022 were in favor of the compensation disclosed in the applicable proxy statement for the applicable annual meeting.
SETTING EXECUTIVE COMPENSATION
Base Salary
The Company provides the Named Executive Officers with base salaries to compensate them for services rendered during the fiscal year. The base salaries of the Named Executive Officers are a function of either the minimum base salaries specified in their employment agreements or the base salary negotiated at the time of an executive’s initial employment, and any subsequent changes to such base salaries approved by the Compensation Committee. In determining changes to such base salaries for any year, the Compensation Committee considers individual performance of the Named Executive Officers in the most recently completed year, including organizational and management development, and leadership exhibited from year-to-year. The Compensation Committee also considers, but does not specifically benchmark compensation to, peer information provided by compensation consultants. The Compensation Committee also considers general economic conditions prevailing at the end of the most recently completed year when the changes for the following year are typically determined. The Company does not guarantee annual base salary increases to anyone.
Mr. Baccile’s base salary was increased in 2023 to $836,000. The base salaries paid to the Named Executive Officers other than our Chief Executive Officer were increased in 2023 to the following amounts: $522,000 (Mr. Yap); $376,000 (Mr. Musil); $434,000 (Mr. Schultz); and $314,000 (Ms. Matthews Rice).
Annual Performance-Based Bonuses
The Company provides its senior executives with annual incentive compensation based on individual and company performance, which is paid entirely in cash.
2022 Employee Bonus Plan
For 2022, each Named Executive Officer participated in the incentive compensation plan generally available to the Company’s employees (the “2022 Employee Bonus Plan”), which plan was recommended by the Compensation Committee and adopted by the Board of Directors on February 17, 2022.
Under the 2022 Employee Bonus Plan, a “bonus pool” was funded based on the achievement by the Company of certain identified thresholds in four performance categories. For 2022, these categories were (i) FFO per diluted share/Unit (as described below), (ii) same store NOI (“SS NOI”) growth (as described below), (iii) fixed charge coverage ratio (as described below) and (iv) discretionary financial and non-financial objectives determined by the Company’s Chief Executive Officer. The Compensation Committee believes that FFO per diluted share/Unit is an important measure of the Company’s performance because, by excluding gains or losses related to sales of real estate assets, real estate asset depreciation and amortization and impairment charges recorded on real estate, FFO captures the operating results of the long-term assets that form the core of the Company’s business and makes comparison of the Company’s operating results with those of other REITs more meaningful. The Compensation Committee believes that, because our success depends largely upon our ability to lease space and to recover the operating costs associated with those leases from our tenants, SS NOI is also an important measure of the Company’s performance. Finally, the Compensation Committee believes that fixed charge coverage ratio is an important measure of the Company’s performance because it is critical to maintaining and improving the rating on the Company’s unsecured debt.

Each of these performance categories may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain items. The Compensation Committee assigned weighting factors to each of the performance categories, such that performance in certain categories had a more pronounced impact on the bonus pool under the 2022 Employee Bonus Plan than did performance in other categories. The weighting factors were as follows:

Category	Weighted Factor
FFO(1) per diluted share/Unit	50%
SS NOI(2) growth	25%
Fixed charge coverage ratio(3)	10%
Discretionary objectives	15%
(1)FFO is a non-GAAP financial measure created by NAREIT as a supplemental measure of REIT operating performance that excludes certain items from net income determined in accordance with GAAP. FFO is calculated by the Company in accordance with the definition adopted by the Board of Governors of NAREIT and therefore may not be comparable to other similarly titled measures of other companies. Please see the reconciliation of FFO to net income available to common stockholders and participating securities contained in our Annual Report on Form 10-K filed on February 16, 2023.
(2)SS NOI is a non-GAAP financial measure that provides a measure of rental operations and that, as calculated by the Company, does not factor in depreciation and amortization, general and administrative expense, interest expense, equity in income and loss from joint venture, income tax benefit and expense and gains and losses on the sale of real estate. The Company defines SS NOI as revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses, minus the net operating income of properties that are not same store properties and minus the impact of straight-line rent, the amortization of above/below market leases and lease termination fees. As so defined, SS NOI may not be comparable to same store net operating income or similar measures reported by other REITs that define same store properties or net operating income differently. The major factors influencing SS NOI are occupancy levels, rental rate increases or decreases and tenant recoveries increases or decreases. Please see the reconciliation of same store revenues and property expenses to SS NOI contained in our Annual Report on Form 10-K filed on February 16, 2023.
(3)The Company is a party to certain lending arrangements that require the Company to maintain a specified fixed charge coverage ratio. For purposes of the 2022 Employee Bonus Plan, the Company defined fixed charge coverage ratio in accordance with that certain Fourth Amended and Restated Unsecured Revolving Credit Agreement, dated as of July 7, 2021, a copy of which was filed with our Current Report on Form 8-K filed on July 13, 2021.
The Compensation Committee established performance targets relating to each performance category for the 2022 Employee Bonus Plan. At target performance, the bonus pool is funded at the aggregate 75% level of achievement. At maximum performance, the bonus pool is funded at the aggregate 125% level of achievement. The Company’s 2022 performance in the identified performance categories resulted in the following funding of the bonus pool associated with that performance category:

Category	Performance Target	Actual Result	Actual Bonus Pool Funding %
FFO per diluted share/Unit	$2.12(1)	$2.32(1)	125%
SS NOI growth	7.75%(2)	9.90%(2)	125%
Fixed charge coverage ratio	5.61x	5.39x	—%
Discretionary objectives	N/A	N/A	75%
			Overall: 105%
(1)Amount excludes accruals for cash bonuses.
(2)The Compensation Committee calculates SS NOI growth using a cumulative quarterly average as opposed to the methodology traditionally utilized in our financial reporting, which measures the year-over-year growth of the year-end population of our properties.

The Compensation Committee determined that the funding percentage for the bonus pool with respect to the discretionary objectives should be 75% based on the Company’s overall performance in 2022. The Compensation Committee authorized an aggregate bonus pool available under the 2022 Employee Bonus Plan up to a 105% level of achievement for bonuses of all eligible employees, including the Named Executive Officers. After the Compensation Committee determined the aggregate bonus pool available under the 2022 Employee Bonus Plan, and the actual amounts for each of the Named Executive Officers, the Compensation Committee and our Chief Executive Officer allocated the individual award recipients’ performance awards based on the individual award recipients’ performance.
Bonuses for the Named Executive Officers at the 100% level of achievement for purposes of the 2022 Employee Bonus Plan were as follows:

Executive Officer	Achievement of Cash Bonus (% of Base Salary)
Peter E. Baccile	200%
Johannson L. Yap	200%
Scott A. Musil	150%
Peter O. Schultz	200%
Jennifer E. Matthews Rice	125%
The actual percentage of cash bonuses (the “Individual Cash Percentage”) awarded to the Named Executive Officers were determined as described below.
For 2022, 85% of the annual bonus opportunity for the Named Executive Officers was based on overall company performance, as measured by FFO per diluted share/Unit (50% weighting), SS NOI growth (25% weighting), and fixed charge coverage ratio (10% weighting). The remaining 15% of Mr. Baccile’s annual bonus opportunity was determined by the Compensation Committee based upon its assessment of the Company’s overall performance and the Company’s achievement of the corporate performance goals under the 2022 Employee Bonus Plan. The remaining 15% of the annual bonus opportunity in 2022 for the Named Executive Officers, other than Mr. Baccile, was determined by the Compensation Committee, after recommendations from our Chief Executive Officer, based upon the respective officer’s achievement of the following individual performance objectives that were approved by the Board of Directors and communicated to the officer:

Executive Officer	Individual Performance Objectives
Johannson L. Yap	Progress with respect to investments and divestitures, completing and leasing developments and overall performance of the West Region of the Company
Scott A. Musil	Progress with respect to leverage and fixed charge coverage ratios, execution of the Company’s equity offerings under its ATM offering program, term loan issuances and overall investor relations
Peter O. Schultz	Progress with respect to investments and divestitures, completing and leasing developments and overall performance of the East Region of the Company
Jennifer E. Matthews Rice	Progress with the legal matters of the Company, including measures to reduce risk and advance strategic objectives

The cash bonus payments made in the first quarter of 2023 to each of our Named Executive Officers in settlement of awards under the 2022 Employee Bonus Plan, together with the applicable Individual Cash Percentage (which reflects the actual cash bonus as a percentage of the respective 100% level of bonus achievement for each individual), are reflected in the following table:

Executive Officer	Individual Cash Percentage (%)	Cash Bonus Paid ($)
Peter E. Baccile	105%	1,680,000
Johannson L. Yap	105%	1,050,000
Scott A. Musil	105%	567,000
Peter O. Schultz	105%	871,500
Jennifer E. Matthews Rice	105%	393,750
Long-Term Incentive Program Awards
Long-Term Incentive Program
The Company offers certain of its employees, including the Named Executive Officers, long-term incentive program awards as part of their equity compensation, including awards that are subject to performance-based vesting, and others that are subject to time-based vesting. Certain of these awards consist of long-term equity that vests only if the Company achieves certain thresholds in comparison to our peers (the “Performance-Based Awards”).
Performance-Based Awards are determined based on the anticipated dollar value of the award and then issued, at the grantee’s option, in a number of performance-based RSUs (“Performance RSUs”) or performance-based Units (such Units, “Performance Units”) corresponding to the appropriate dollar value.
Performance-Based Awards
The Compensation Committee authorizes grants of Performance-Based Awards under the 2014 Stock Plan to certain employees of the Company, including each Named Executive Officer. With respect to the Performance-Based Awards granted in 2022, 46% of each such Performance-Based Award vests based upon the relative total stockholder return of our Common Stock as compared to the total shareholder return of the companies comprising the FTSE NAREIT All Equity Index over the pre-established performance measurement period (the “NAREIT All Equity Units”), while 54% of each Performance-Based Award vests based upon the relative total stockholder return of our Common Stock as compared to the total shareholder return of the following companies publicly traded on the New York Stock Exchange and NASDAQ stock exchange (the “Long-Term Incentive Peer Group”) over the pre-established performance measurement period (the “LTI Peer Group Units”):

Prologis, Inc. (PLD)	LXP Industrial Trust (LXP)
Rexford Industrial Realty, Inc. (REXR)	STAG Industrial, Inc. (STAG)
EastGroup Properties, Inc. (EGP)	Terreno Realty Corporation (TRNO)
Industrial Logistics Properties Trust (ILPT)	Plymouth Industrial REIT, Inc. (PLYM)
Prior to 2022, Duke Realty Corporation (DRE), Monmouth Real Estate Investment Corporation (MNR) and PS Business Parks, Inc. (PSB) were included in our Long-Term Incentive Peer Group until they ceased being publicly traded companies in 2022. Accordingly, they were removed from the Long-Term Incentive Peer Group used for awards made in 2023 and replaced with Plymouth Industrial REIT, Inc. (PLYM) and LXP Industrial Trust (LXP) because of their similarities to the Company and because both companies are included in the Industrial Property Sector of the FTSE NAREIT All Equity Index. In addition, in accordance with the terms of the 2022 awards, the Committee has modified the original peer group used at the time of grant to match the above peer group used for the 2023 awards. The Compensation Committee made this adjustment in order to maintain a reasonably sized peer group and to maintain the intended purpose of the performance conditions of the awards. For the 2021 award agreement, per the terms thereof, Duke Realty Corporation (DRE), Monmouth Real Estate Investment Corporation (MNR) and PS Business Parks, Inc. (PSB) ceased to be a part of the peer group when they ceased being publicly-traded companies.
With respect to the Performance-Based Awards granted in 2022 and 2023, 46% were NAREIT All Equity Units and 54% were LTI Peer Group Units.

The NAREIT All Equity Units and the LTI Peer Group Units granted effective January 10, 2022 each vest as follows:

2022 Performance-Based Awards
	Percentile Rank	Vesting Percentage
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	225%
The NAREIT All Equity Units and the LTI Peer Group Units granted effective January 3, 2023 each vest as follows:

2023 Performance-Based Awards
	Percentile Rank	Vesting Percentage
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	225%
The Performance-Based Awards granted effective January 10, 2022 are summarized in the table below.

2022 Performance-Based Awards
Executive Officer	Date of Grant	Form of Award	Target Units	Maximum Units	Performance Period
Peter E. Baccile	1/10/2022	Performance Units	31,615	71,134	1/1/2022 - 12/31/2024
Johannson L. Yap	1/10/2022	Performance Units	12,646	28,454	1/1/2022 - 12/31/2024
Scott A. Musil	1/10/2022	Performance Units	7,377	16,598	1/1/2022 - 12/31/2024
Peter O. Schultz	1/10/2022	Performance Units	7,904	17,784	1/1/2022 - 12/31/2024
Jennifer E. Matthews Rice	1/10/2022	Performance Units	4,321	9,722	1/1/2022 - 12/31/2024
The Performance-Based Awards granted effective January 3, 2023 are summarized in the table below.

2023 Performance-Based Awards
Executive Officer	Date of Grant	Form of Award	Target Units	Maximum Units	Performance Period
Peter E. Baccile	1/03/2023	Performance Units	42,146	94,829	1/1/2023 - 12/31/2025
Johannson L. Yap	1/03/2023	Performance Units	17,514	39,407	1/1/2023 - 12/31/2025
Scott A. Musil	1/03/2023	Performance Units	10,207	22,964	1/1/2023 - 12/31/2025
Peter O. Schultz	1/03/2023	Performance Units	10,541	23,716	1/1/2023 - 12/31/2025
Jennifer E. Matthews Rice	1/03/2023	Performance Units	5,778	12,999	1/1/2023 - 12/31/2025
If a Performance-Based Award is granted in the form of Performance RSUs, each Performance RSU represents the right to receive, upon vesting, one share of Common Stock plus any dividends that accrue with respect to such share after the issuance of the Performance RSUs and prior to the date of vesting.
If a Performance-Based Award is granted in the form of Performance Units, additional Performance Units are conditionally awarded to represent anticipated dividends, and such additional Performance Units are subject to the same restrictions as the underlying Performance Units and are subject to forfeiture upon vesting to the extent of dividends actually received with respect to the applicable Performance Units during the performance period. The number of Performance Units reflected as issued to each Named Executive Officer in the table above is exclusive of such additional Performance Units conditionally awarded to represent anticipated dividends. If applicable vesting conditions and any other restrictions are not satisfied, recipients will forfeit their Performance Units. During the applicable performance period, each Performance Unit entitles the holder to receive dividends equal to one-tenth of any dividends otherwise payable with respect to Units.
Upon the consummation of a change in control of the Company, each grantee of a Performance-Based Award would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of the change in control. In the event of a termination of a grantee’s employment due to death or disability, the grantee would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of termination of a grantee’s employment due to retirement, the grantee would retain the Performance-Based Awards, and such Performance-Based Awards would vest at the end of the original performance period based on the level of achievement of the relevant performance targets through the end of such performance period.
Time-Based Awards
We also provide long-term equity to our executives on an annual basis that vests in equal annual installments over a three-year period based on our executives’ continued service to the Company (the “Time-Based Awards”). Time-Based Awards are determined based on the anticipated dollar value of the award and then issued, at the grantee’s option, in a number of time-based RSUs (“Time-Based RSUs”), which represent the right to receive an equivalent number of shares of Common Stock upon vesting, or time-based Units (such Units, “Time-Based Units”) corresponding to the appropriate dollar value.
Effective January 10, 2022, the Compensation Committee authorized grants of Time-Based Awards under the 2014 Stock Plan to certain employees of the Company, including each Named Executive Officer. These Time-Based Awards are summarized in the table below:

2022 Time-Based Awards
Executive Officer	Date of Grant	Form of Award	Units Awarded
Peter E. Baccile	1/10/2022	Time-Based Units	17,025
Johannson L. Yap	1/10/2022	Time-Based Units	6,810
Scott A. Musil	1/10/2022	Time-Based Units	3,975
Peter O. Schultz	1/10/2022	Time-Based Units	4,257
Jennifer E. Matthews Rice	1/10/2022	Time-Based Units	2,328
Effective January 3, 2023, the Compensation Committee authorized grants of Time-Based Awards under the 2014 Stock Plan to certain employees of the Company, including each Named Executive Officer. These Time-Based Awards are summarized in the table below:

2023 Time-Based Awards
Executive Officer	Date of Grant	Form of Award	Units Awarded
Peter E. Baccile	1/03/2023	Time-Based Units	22,971
Johannson L. Yap	1/03/2023	Time-Based Units	9,189
Scott A. Musil	1/03/2023	Time-Based Units	5,361
Peter O. Schultz	1/03/2023	Time-Based Units	5,745
Jennifer E. Matthews Rice	1/03/2023	Time-Based Units	3,141
Upon the consummation of a change in control of the Company, each grantee of a Time-Based Award would become fully vested in any unvested portion of the award. In the event of a termination of a grantee’s employment due to death, disability or retirement, the grantee would become fully vested in any unvested portion of the award. If a Time-Based Award is granted in the form of Time-Based RSUs, prior to vesting the recipient will not be entitled to receive dividends declared with respect to our Common Stock but, with respect to any cash dividends declared with respect to our Common Stock, will receive a cash payment equivalent to the amount of such dividend per share of Common Stock multiplied by the unvested portion of the Time-Based Award. If a Time-Based Award is granted in the form of Time-Based Units, such Time-Based Units entitle the holder to receive dividends prior to vesting.

Broad-Based Benefits
All full-time employees are eligible to participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance and our 401(k) plan.
Termination and Change in Control Triggers
Mr. Baccile is the only Named Executive Officer with an employment agreement. His agreement, along with the separate agreements with respect to his equity awards granted pursuant to the Company’s 2014 Stock Plan, specify events, including a change in control, that trigger the payment of cash and, as discussed above, vesting in his equity awards.
Each of the other Named Executive Officers has an agreement with respect to each of their equity awards granted pursuant to the Company’s 2014 Stock Plan that specify events, including a change in control, that trigger the vesting of such awards. Additionally, each of the other Named Executive Officers is subject to a change in control policy, which provides for specified severance if such person’s employment with the Company is terminated without cause or by the employee for good reason, from four months prior to, until 18 months following, a change in control of the Company. This change in control policy is described in greater detail on page 35 under “Change in Control Policy.”
In addition to the foregoing, equity awards granted to our Named Executive Officers provide certain continued rights if the termination of employment is due to retirement (as defined in the applicable equity awards). The Company believes having such events as triggers for the payment of cash and/or accelerated equity award vesting promotes stability and continuity of management. See “Potential Payments Upon Termination or Change in Control” starting on page 34 for more information on the payments triggered by such events.
Stock Ownership Guidelines
The Stock Ownership Guidelines for the Company’s directors and senior executive officers are as follows:

Position	Retainer/Base Salary Multiple
Directors	5x
Chief Executive Officer	5x
Chief Financial Officer, Chief Investment Officer, Executive Vice Presidents and General Counsel	4x
The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, using each such person’s current retainers (for directors) or base salaries (for senior executive officers) and the greater of (i) the market price on the date of purchase or grant of such Common Stock (or equity valued by reference to Common Stock) or (ii) the market price of such Common Stock (or equity valued by reference to Common Stock) as of the date compliance with the stock ownership guidelines is measured. For persons assuming a director or senior executive officer level position, the stock ownership goal must be achieved within five years after the date they assume such position. A copy of the Stock Ownership Guidelines can be found on the Investors page of the Company’s website at www.firstindustrial.com. All of our directors and Named Executive Officers are currently in compliance with the guidelines.
Until the directors and senior executive officers reach their respective stock ownership goal, they will be required to retain (i) shares that are owned on the date they became subject to the Stock Ownership Guidelines and (ii) at least 75% of “net shares” or net-after-tax shares delivered through the Company’s director or executive compensation plans. Notwithstanding the foregoing, the Stock Ownership Guidelines include an exclusion for certain transfers for the purpose of purchasing a primary residence, funding post-secondary education, charitable giving, or estate planning. If the director or senior executive officer transfers an award to a family member for estate planning purposes, the transferee becomes subject to the same retention requirements. Until the director and senior executive officer stock ownership goals have been met, shares may be disposed of only for one or more of the excluded purposes set forth in the Company’s Stock Ownership Guidelines.

Hedging and Pledging Prohibition
The Company’s insider trading policy prohibits, among other things, its directors, officers and employees from entering into hedging or monetization transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans.
Tax Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a limit of $1 million on the amount of compensation that a public company may deduct in any year with respect to certain covered executive officers. Although we consider the impact of Section 162(m), as well as other tax and accounting consequences, when developing and implementing our executive compensation programs, we retain flexibility to provide compensation that may not be deductible.
Clawback Policy
Pursuant to the Company’s Clawback Policy, in the event an employee of the Company commits intentional or knowingly fraudulent or illegal conduct that causes damage to the Company, the Compensation Committee is authorized to, subject to applicable law, cancel or reduce any outstanding equity compensation awards, incentive compensation awards, or other benefits to which the employee is actually or contingently entitled to, in an amount up to the damage to the Company. The Company may also take additional actions as it deems necessary to remedy the misconduct and prevent its recurrence. The Company anticipates implementing any additional requirements necessary to comply with the rules adopted under the Dodd-Frank Act and implemented by the NYSE.
Additionally, the Company may recover, under certain circumstances, excess incentive payments or grants received by each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and any other member of management required to provide the Company a backup certificate in connection with the Company’s quarterly financial reports if (i) there is a restatement of the Company’s financial statements for a fiscal year taken into account in determining such member of management’s incentive compensation (either short-term or long-term), other than a restatement due to changes in accounting principles or applicable law, or it is determined that a metric taken into account in computing such member of management’s short-term or long-term incentive compensation has been materially incorrectly calculated and (ii) the Compensation Committee determines such member of management has received an “excess incentive” on account of such incorrect financial statements or inaccurate metrics. The applicable member of management must repay the excess incentive, which shall equal the difference between the incentive paid or granted to the member of management and the payment or grant that would have been made based on the correct financial results or correct calculation of the applicable performance metric, within a reasonable time period as specified by the Compensation Committee. The requirement to repay any excess incentive shall apply only if the Audit Committee has taken steps to consider restating the financials, or the Compensation Committee has taken steps to recalculate the performance metric, prior to the end of the third year following the applicable performance year, unless such restatement or recalculation is due to fraud or intentional misconduct by the member of management, in which case this time limitation shall not apply. Recoupment of any amounts pursuant to the Clawback Policy are limited to only the after-tax portion of any such excess compensation after taking into account all available deductions with respect to the recovery.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of the Company has reviewed, and discussed with management, the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2022.
Submitted by the Compensation Committee:
Denise A. Olsen, Committee Chair
Matthew S. Dominski
H. Patrick Hackett, Jr.

SUMMARY COMPENSATION TABLE
The Summary Compensation Table below sets forth the aggregate compensation for Peter E. Baccile, the Company’s President and Chief Executive Officer; Scott A. Musil, the Company’s Chief Financial Officer; and certain of the Company’s other highly compensated executive officers as required by SEC rules. The 2022 Grants of Plan-Based Awards table following the Summary Compensation Table provides additional information regarding incentive compensation granted by the Company to these officers in 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1) (2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter E. Baccile President and Chief Executive Officer	2022	800,000	3,165,627	1,680,000	29,498	5,675,125
	2021	875,000	2,113,787	2,225,000	28,664	5,242,451
	2020	850,000	4,417,536	1,830,000	25,496	7,123,032
Johannson L. Yap Chief Investment Officer and Executive Vice President — West Region	2022	500,000	1,266,263	1,050,000	29,498	2,845,761
	2021	461,000	1,114,718	1,140,000	28,664	2,744,382
	2020	425,000	1,786,488	892,500	28,728	3,132,716
Scott A. Musil Chief Financial Officer	2022	360,000	738,803	567,000	19,898	1,685,701
	2021	335,000	658,393	595,000	19,064	1,607,457
	2020	325,000	965,019	480,000	19,128	1,789,147
Peter O. Schultz Executive Vice President — East Region	2022	415,000	791,468	871,500	28,298	2,106,266
	2021	365,000	645,953	940,000	27,464	1,978,417
	2020	320,000	933,846	415,000	24,296	1,693,142
Jennifer E. Matthews Rice General Counsel and Secretary	2022	300,000	432,723	393,750	19,898	1,146,371
	2021	278,000	391,010	395,000	19,064	1,083,074

(1)	Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. See note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used in valuing the 2022 awards. Amounts reflected will only vest upon achievement of sufficient future performance and do not necessarily reflect the amounts that will actually be realized under the respective awards.
(2)	Amounts reflect (a) awards of 17,025, 6,810, 3,975, 4,257 and 2,328 of Time-Based Units granted to Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice, respectively, all granted in 2022 in connection with the 2021 Employee Bonus Plan, which are valued at $61.68 per unit (the closing price of our Common Stock on the day of grant, January 10, 2022) under FASB ASC Topic 718 and (b) awards of 71,134, 28,454, 16,598, 17,784 and 9,722 Performance Units granted to Messrs. Baccile, Yap, Musil, Schultz and Ms. Matthews Rice, respectively, all granted on January 10, 2022, which are valued at $29.74 per unit based on anticipated performance at the time of grant, which is the probable outcome used to value these awards on the grant date using a Monte Carlo simulation. These performance awards vest on December 31, 2024, and, at anticipated performance, the grant date fair values are $1,755,018, $702,017, $409,506, $438,767 and $239,861 for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively. At maximum performance, the grant date fair values of these performance awards are $4,387,545, $1,755,043 $1,023,765, $1,096,917 and $599,653 for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively, based on a value of $61.68 per unit (the closing price of our Common Stock on the day of grant, January 10, 2022).
(3)	Amounts for 2022 reflect cash awards paid in February 2023 under the 2022 Employee Bonus Plan. The material terms of awards under the 2022 Employee Bonus Plan are described in the Compensation Discussion and Analysis under “2022 Employee Bonus Plan.”
(4)	Amounts for 2022 include car allowances paid on behalf of Messrs. Baccile, Yap and Schultz and term life, short-term and long-term disability insurance premiums and 401(k) matching contributions paid on behalf of each Named Executive Officer.

2022 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)	Target(2) ($)	Maximum(3) ($)	Threshold (#)	Target (#)	Maximum (#)
Peter E. Baccile	1/10/2022	—	—	—	15,792	31,615	71,134	—	2,115,525
	1/10/2022	—	—	—	—	—	—	17,025	1,050,102
	2/8/2022	—	1,352,000	1,800,000	—	—	—	—	—
Johannson L. Yap	1/10/2022	—	—	—	6,317	12,646	28,454	—	846,222
	1/10/2022	—	—	—	—	—	—	6,810	420,041
	2/8/2022	—	750,000	1,250,000	—	—	—	—	—
Scott A. Musil	1/10/2022	—	—	—	3,685	7,377	16,598	—	493,625
	1/10/2022	—	—	—	—	—	—	3,975	245,178
	2/8/2022	—	405,000	675,000	—	—	—	—	—
Peter O. Schultz	1/10/2022	—	—	—	3,948	7,904	17,784	—	528,896
	1/10/2022	—	—	—	—	—	—	4,257	262,572
	2/8/2022	—	622,500	1,037,500	—	—	—	—	—
Jennifer E.	1/10/2022	—	—	—	2,158	4,321	9,722	—	289,132
Matthews Rice	1/10/2022	—	—	—	—	—	—	2,328	143,591
	2/8/2022	—	281,250	468,750	—	—	—	—	—

(1)	Reflects the date such awards were made effective and parameters for the 2022 Employee Bonus Plan were approved by the Compensation Committee or the Board of Directors, as applicable.

(2)	Amounts reflect a 75% level of achievement under the 2022 Employee Bonus Plan.

(3)	Amounts reflect a 125% level of achievement under the 2022 Employee Bonus Plan.

(4)	Reflects Performance Units granted under our Long-Term Incentive Program, the material terms of which are described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The amounts actually earned with respect to such Performance Units, if any, would not be earned until the end of the applicable performance period.

(5)	Amounts reflect Time-Based Units granted in 2022 for service in 2021 under the 2021 Employee Bonus Plan. Such Time-Based Units vest ratably over a period of three years.

(6)	Amounts reflect the aggregate grant date fair value of each stock award as determined under FASB ASC Topic 718. Amounts reflected were not actually received in 2022 and do not necessarily reflect the amounts that will actually be realized with respect to the equity-based awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter E. Baccile	41,689(3)	2,011,911	120,929	5,836,034
Johannson L. Yap	17,625(4)	850,583	57,826	2,790,683
Scott A. Musil	9,988(5)	482,021	34,018	1,641,709
Peter O. Schultz	10,073(6)	486,123	34,361	1,658,262
Jennifer E. Matthews Rice	4,849(7)	234,013	20,176	973,694

(1)	These amounts are based upon the closing price of our Common Stock on December 30, 2022 ($48.26), the last trading day of the year.

(2)	Amounts reflect unvested Performance Units or Performance RSUs granted in 2021 and 2022 and dividend equivalents accrued through December 31, 2022. The vesting and other material terms of the awards are described in the Compensation Discussion and Analysis under “Long-Term Incentive Plan.” The number of unvested Performance Units or Performance RSUs and related accrued dividend equivalents granted in 2021 for all Named Executive Officers is calculated by taking the maximum number of Performance Units or Performance RSUs as the Company achieved maximum performance through December 31, 2022. The number of unvested Performance Units or Performance RSUs and related accrued dividend equivalents granted in 2022 for all Named Executive Officers is calculated by taking the maximum number of Performance Units multiplied times 64.22%, which is the weighted average percentage under the assumption of threshold achievement of the NAREIT All Equity Index Units and maximum achievement of the Peer Group Units based on these performances through December 31, 2022. 74,240, 39,150, 23,124, 22,688 and 13,795 of Performance Units or Performance RSUs on December 31, 2022 and 46,689,18,676, 10,894, 11,673 and 6,381 of Performance Units vest on December 31, 2023, subject to satisfaction of performance criteria for Messrs. Baccile, Yap, Musil and Schultz and Ms. Matthews Rice, respectively.

(3)	Of the Time-Based Units reported here, 26,268 vest in January 2023, 9,746 vest in January 2024 and 5,675 vest in January 2025.

(4)	Of the Time-Based Units reported here, 10,938 vest in January 2023, 4,417 vest in January 2024 and 2,270 vest in January 2025.

(5)	Of the Time-Based Units reported here, 6,070 vest in January 2023, 2,593 vest in January 2024 and 1,325 vest in January 2025.

(6)	Of the Time-Based Units reported here, 5,991 vest in January 2023, 2,663 vest in January 2024 and 1,419 vest in January 2025.

(7)	Of the Time-Based RSUs and Time-Based Units reported here, 2,544 vest in January 2023, 1,529 vest in January 2024 and 776 vest in January 2025.

2022 OPTION EXERCISES AND STOCK VESTED
The following table sets forth the aggregate number of Time-Based Units, Time-Based RSUs, Performance RSUs and Performance Units that vested in 2022. The Performance RSUs and Performance Units are inclusive of accrued dividend equivalents related thereto. As of December 31, 2022, the Company had no outstanding options to acquire Common Stock.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Peter E. Baccile	111,448	5,981,966
Johannson L. Yap	54,046	2,860,029
Scott A. Musil	31,364	1,645,483
Peter O. Schultz	30,694	1,597,789
Jennifer E. Matthews Rice	23,456	1,283,021

(1)The number of Units or shares reported were acquired as a result of: (a) the vesting of Time-Based Units, Time-Based RSUs and restricted stock on January 3, 2022 consisting of 36,029, 15,031, 7,872 and 6,955 Units for Messrs. Baccile, Yap, Musil and Schultz, respectively and 9,017 shares for Ms. Matthews Rice, the value of which is based on the closing price of our Common Stock on January 3, 2022 ($65.01), the first trading day following the date of vesting of such awards and (b) the vesting of Performance Units and Performance RSUs granted in 2020 and related accrued dividend equivalents based at an achievement of 98.11% on December 31, 2022 consisting of 75,419, 39,015, 23,492 and 23,739 Units for Messrs. Baccile, Yap, Musil and Schultz, respectively and 14,439 shares for Ms. Matthews Rice the value of which is based on the closing price of our Common Stock on December 30, 2022, the last trading day of the year ($48.26). The value realized on vesting is before payment of any applicable withholding tax.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreement with Mr. Baccile
In February 2020, the Company entered into an employment agreement with Mr. Baccile, which replaced his prior employment agreement and provides for a term of employment through December 31, 2024. Mr. Baccile’s employment agreement provides for a minimum annual base salary of $850,000. His annual base salary is subject to annual review by the Compensation Committee and may be increased at the discretion of the Compensation Committee. In discussions between Mr. Baccile and the Compensation Committee it was agreed that the mix of his compensation would be adjusted to reflect a proportionately larger equity component. It was mutually agreed that Mr. Baccile’s base salary for 2022 would be reduced to $800,000 along with a corresponding increase in the at-risk portion of his overall compensation. The performance-based or at-risk percentage increased from 78.8% in 2020 to 84.0% in 2022. Mr. Baccile’s base salary for 2023 is $836,000 and his performance-based or at-risk percentage remains at 84.0%. Mr. Baccile is eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Company’s Compensation Committee in accordance with the terms of such plan. In 2022, Mr. Baccile’s target annual cash bonus was 150% of his annual base salary, with a maximum annual cash bonus which is the product of 200% of his annual base salary multiplied by the percentage established by the Compensation Committee based on the achievement of the Company’s performance goals, and in 2023, his target annual cash bonus is 150% of his annual base salary, with a maximum annual cash bonus which is the product of 200% of his annual base salary multiplied by a percentage based on the achievement of the Company’s performance goals. Mr. Baccile is entitled to participate in all long-term cash and equity incentive plans generally available to the senior executives of the Company. Beginning in 2021, Mr. Baccile receives a minimum annual equity award with an aggregate value of no less than $1,715,625. Mr. Baccile is entitled to participate in all executive and employee benefit plans and programs of the Company. Mr. Baccile’s employment agreement also provides for a monthly automobile allowance of $800.

Mr. Baccile’s employment agreement provides for certain lump sum payments, post-termination payments and post-termination benefits to Mr. Baccile by the Company in some circumstances in the event of a termination of employment or a change in control. Under his employment agreement, upon a termination without cause or because of his death or disability, or upon his resignation for good reason, Mr. Baccile is entitled to (i) his base salary and vacation pay accrued through the date of termination, (ii) his accrued bonus for the fiscal year prior to the year of termination, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date of termination, and (iv) any other benefits he may be eligible for under the Company’s plans, policies or practices. In addition, in connection with such events he is entitled to a severance payment equal to 200% (300% if in connection with a change in control) of the sum of his annual base salary in effect on the termination date plus his average annual bonus during the immediately preceding two full fiscal years. The severance payment is payable in 24 installments in accordance with the Company’s regular payroll practices (lump sum if payable in connection with a change in control). Mr. Baccile is also entitled to a prorated annual bonus for the year of termination and two years of healthcare continuation coverage under COBRA at active employee rates. All such severance payments are conditioned upon his execution of a release of claims. In addition, Mr. Baccile will continue to vest in his time-based and performance-based equity awards following any such termination, provided that he complies with certain restrictive covenants. In the “Termination and Change of Control Payments” table below, we have included calculations of the payments provided for in the identified circumstances of termination and change of control under Mr. Baccile’s employment agreement.
In the event Mr. Baccile’s employment agreement expires by its terms without renewal, Mr. Baccile is also entitled to (i) his base salary and vacation pay accrued through the date his employment ends, (ii) his accrued bonus for the fiscal year prior to the year of the date the employment period ends, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date the employment period ends, (iv) any other benefits he may be eligible for under the Company’s plans, policies or practices and (v) his regular annual bonus for the fiscal year ending on the date the employment period ends, determined and paid in the ordinary course. He would not be eligible for severance benefits. If the employment agreement expires at the end of its term, or if he retires on or after December 31, 2024, Mr. Baccile will continue to vest in his time-based and performance-based equity awards following his termination, provided that he complies with certain restrictive covenants.
Mr. Baccile’s employment agreement also contains important non-financial provisions that apply in the event of a termination of employment or a change in control. Mr. Baccile is subject to covenants not to compete, solicit customers or solicit Company employees for a period of two years following his termination of employment. His employment agreement does not provide for a gross-up payment in the event of any excise tax obligation.
Change in Control Policy
The Company has adopted a change in control policy applicable to certain executive officers (the “Change in Control Policy”), which provides for specified severance payable to select executive officers, including the Named Executive Officers, other than the Company’s Chief Executive Officer, if such person’s employment with the Company is terminated without cause or by the employee for good reason during the period beginning four months prior to, and ending 18 months following, a change in control of the Company.
If a Named Executive Officer is eligible for the severance described above and executes a release in the form specified by the Change in Control Policy, such benefits, contingent upon execution of a release, would include: (i) within 45 days from the date of termination, a lump sum cash payment equal to 200% of the sum of (A) the Named Executive Officer’s highest annual rate of base salary over the last 12 months and (B) the average annual bonus paid to the Named Executive Officer for the immediately preceding two fiscal years prior to the year in which the termination occurs (“Bonus Amount”); (ii) a cash payment equal to the greater of the Named Executive Officer’s target annual bonus or the Bonus Amount pro-rated based on the number of days the Named Executive Officer was employed by the Company during the fiscal year in which the date of termination occurred (less the amount of the annual bonus previously paid to the Named Executive Officer for such fiscal year, if any); and (iii) for 12 months following the date of termination, group medical, life and disability coverage for the Named Executive Officer and his or her eligible dependents, under the terms prevailing at the time of termination, and at the cost paid by similarly situated executives, or if continuation of such coverage is not possible, a cash payment in an amount, on an after-tax basis and paid quarterly, equal to the Company’s cost of providing such benefits.
Eligibility for benefits under the Change in Control Policy are conditioned upon compliance with non-compete, non-solicitation, non-disparagement and non-disclosure provisions for a period of one year, depending on the Named Executive Officer, following termination of employment, except as may be otherwise agreed by the Company.

Stock Incentive Plans
Under the 2014 Stock Plan, restricted stock unit awards vest in the event of a change in control. In addition, such Stock Plan empowers the Compensation Committee to determine other vesting events in the individual restricted stock unit awards, including vesting events such as involuntary termination of employment without cause and termination due to disability or death. Currently outstanding award agreements provide for accelerated vesting on a termination due to the participant’s disability, death, or retirement. Assuming that the triggering event occurred on December 31, 2022, each Named Executive Officer would have vested in restricted stock unit awards having the respective values set forth in the table under “Termination and Change in Control Payments” below.
With respect to the Performance-Based Awards granted effective February 10, 2021 and January 10, 2022, upon the consummation of a change in control of the Company, each grantee would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of the change in control. In the event of a termination of a grantee’s employment due to death or disability, the grantee would become vested in a number of Performance-Based Awards based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of termination of a grantee’s employment due to retirement, the grantee would retain the Performance-Based Awards granted effective February 10, 2021 and January 10, 2022 and such Performance-Based Awards would vest, at the end of the original performance period, based on the level of achievement of the relevant performance targets through the end of such performance period.
With respect to Time-Based Awards granted effective February 10, 2021 and January 10, 2022, upon the consummation of a change in control of the Company, each grantee of a Time-Based Award would become fully vested in any unvested portion of the award. In the event of a termination of a grantee’s employment due to death, disability or retirement, the grantee would become fully vested in any unvested portion of the award.
Life Insurance
In addition to the events of termination of employment identified in the following table and above, each Named Executive Officer is covered by a Company-provided life insurance policy generally available to the Company’s employees. Such policy would entitle the respective Named Executive Officer’s beneficiary to a payment of $400,000 in the event of such Named Executive Officer’s death.

Termination and Change of Control Payments
The following table includes estimated payments owed and benefits required to be provided to our Named Executive Officers under the 2014 Stock Plan, Mr. Baccile’s employment agreement, and the Change in Control Policy described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2022.

Name	Triggering Event	Severance ($)	Accelerated Equity Awards ($)(1)	Medical Insurance Premiums ($)(2)
Peter E. Baccile	Change of Control(3)	—	7,213,200	—
	Termination following Change in Control(4)	9,937,500	—	52,875
	Termination without Cause	7,185,000	—	52,875
	Death or Disability(5)	—	7,213,200	—
Johannson L. Yap	Change of Control(3)	—	3,346,394	—
	Termination following Change in Control(6)	4,240,000	—	19,147
	Termination without Cause	—	—	—
	Death or Disability(5)	—	3,346,394	—
Scott A. Musil	Change of Control(3)	—	1,950,492	—
	Termination following Change in Control(6)	2,449,000	—	26,437
	Termination without Cause	—	—	—
	Death or Disability(5)	—	1,950,492	—
Peter O. Schultz	Change of Control(3)	—	1,967,761	—
	Termination following Change in Control(6)	3,513,000	—	19,147
	Termination without Cause	—	—	—
	Death or Disability(5)	—	1,967,761	—
Jennifer E. Matthews Rice	Change of Control(3)	—	1,105,149	—
	Termination following Change in Control(6)	1,782,500	—	26,437
	Termination without Cause	—	—	—
	Death or Disability(5)	—	1,105,149	—

(1)	For purposes of estimating the value of awards that vest, the Company has assumed a price per share of $48.26, which was the closing price of our Common Stock on December 30, 2022, the last trading day of the year.

(2)	Pursuant to Mr. Baccile’s employment agreement, Mr. Baccile’s amount reflects 24 months of continued family coverage, and, pursuant to the Change in Control Policy with respect to Messrs. Yap, Musil and Schultz and Ms. Matthews Rice, the amounts reflect 12 months of the current coverage for the applicable Named Executive Officer.

(3)	Upon a change of control of the Company, the vesting of Time-Based Units and Time-Based RSUs held by the officer will accelerate, and Performance Units and Performance RSUs will vest based on the level of achievement of the applicable performance targets through the date of the change of control. The amounts reflected in this table for the unvested Performance Units and Performance RSUs awarded in 2021 and 2022 are based on the actual level of achievement of the applicable performance targets of 91.02% and 55.30%, respectively, and include accrued dividend equivalents through December 31, 2022.

(4)	Includes resignation for good reason under the terms of Mr. Baccile’s employment agreement. Actual payments to Mr. Baccile may be less in value as a result of the Code Section 280G cutback provision contained in such employment agreement.

(5)	Upon a termination due to death or disability, the Named Executive Officers are entitled to accelerated vesting of Time-Based Units, Time-Based RSUs, unvested Performance Units and Performance RSUs granted in 2021 and 2022 based on the attainment of performance metrics through the date of death or disability. Through December 31, 2022, the Company achieved 91.02% and 55.30% of the performance metrics related to such awards granted in 2021 and 2022, respectively.

(6)	Messrs. Yap, Musil and Schultz and Ms. Matthews Rice are eligible for severance benefits following a qualifying termination in connection with a change in control of the Company under the Change in Control Policy. Actual payments to the applicable Named Executive Officers may be less in value as a result of the Code Section 280G cutback provision contained in such Change in Control Policy.

PAY VERSUS PERFORMANCE COMPARISON
The information below presents the relationship between the compensation of our Named Executive Officers and certain performance measures in accordance with Item 402(v) of Regulation S-K. The amounts in the tables below do not necessarily represent amounts actually earned or realized by our Named Executive Officers during the applicable year. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (In Millions)	FFO per Diluted Share/Unit(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2022	5,675,125	5,009,154	1,946,025	1,758,889	124.7	100.6	381.6	2.28
2021	5,242,451	10,913,430	1,853,333	3,779,800	167.0	134.1	277.2	1.97
2020	7,123,032	7,607,552	2,095,731	2,439,650	104.2	94.9	200.2	1.84

(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Baccile, in the Summary Compensation Table for the years ended December 31, 2022, 2021 and 2020. Mr. Baccile served as CEO for each of the years presented.
(2)The dollar amounts represent the amount of “compensation actually paid,” as computed in accordance with Item 402(v) of Regulation S-K. The tables below these footnotes show the steps taken to compute such amounts paid to the CEO and non-CEO NEOs in accordance with Item 402(v) of Regulation S-K.
(3)For 2022 and 2021, reflects compensation reported for our NEOs, other than our CEO, as described in the Compensation Discussion and Analysis of this proxy statement. For 2020, reflects the compensation information for Mr. Yap, Mr. Musil, Mr. Schultz and David Harker, the Company’s former Executive Vice President - Central Region.
(4)Reflects cumulative total shareholder return of the FTSE NAREIT All Equity REIT Index (the “FTSE Index”), which is the index used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(5)FFO represents net income available to common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. The FFO calculation also excludes the same adjustments from the Company’s share of net income from unconsolidated joint ventures.

Year	2022	2021	2020
CEO
Summary Compensation Table (SCT) Total Compensation ($)	5,675,125	5,242,451	7,123,032
Adjustments for stock awards:
Deduct: Reported Value of Equity Awards in SCT ($)	(3,165,627)	(2,113,787)	(4,417,536)
Add: Fair Value of Equity Awards Granted in the Year and Unvested ($)	2,957,058	3,873,565	4,302,696
(Deduct) Add: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Years ($)	(938,114)	2,695,084	67,385
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	—	197,042
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	199,495	1,017,850	176,696
Add: Value of Dividends or other Earnings Paid on Awards ($)	281,217	198,267	158,237
Compensation Actually Paid ($)(1)(2)	5,009,154	10,913,430	7,607,552

Non-CEO NEOs
SCT Total Compensation ($)	1,946,025	1,853,333	2,095,731
Adjustments for stock awards:
Deduct: Reported Value of Equity Awards in SCT ($)	(807,314)	(702,519)	(1,155,169)
Add: Fair Value of Equity Awards Granted in the Year and Unvested ($)	754,115	1,287,373	1,180,911
(Deduct) Add: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Years ($)	(293,287)	797,355	44,592
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	—	17,231
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	69,244	463,324	183,406
Add: Value of Dividends or other Earnings Paid on Awards ($)	90,106	80,934	72,948
Compensation Actually Paid ($)(1)(2)	1,758,889	3,779,800	2,439,650

(1)Fair value or change in fair value, as applicable, of equity awards in “Compensation Actually Paid” was determined by reference to (a) for Time-Based Units and Time-Based RSUs, closing price on applicable year-end dates ($42.13, $66.20 and $48.26 as of December 31, 2020, 2021 and 2022, respectively) or, in the case of vesting dates, the actual vesting price, (b) for Performance Units and Performance RSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or in the case of vesting date, the actual vesting price, determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and based on volatility, dividend rates and risk free rates determined as of the revaluation date.
(2)As previously discussed in the Company’s 2021 Proxy Statement, during the year ended December 31, 2020, each NEO received one-time transitional equity grants in connection with the transition of the historical compensation program to our current compensation program. Specifically, the 2020 grants included one-year, two-year and three-year vesting or performance periods as one-time only grants in order maintain an appropriate level of overall long-term compensation opportunity during the transition between the two programs. For the years ended December 31, 2020, 2021 and 2022, the value of these one-time transition awards included in Compensation Actually Paid for the CEO was $1,299,887, $743,580 and $(74,205), respectively. For the years ended December 31, 2020, 2021 and 2022, the value of these one-time transition awards included in Compensation Actually Paid for the Non-CEO NEOs was $261,959, $111,154 and $(40,450), respectively.

Other Important Financial Performance Measures for Executive Compensation
The following is a list identifying the five most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (“CAP”) to our CEO and other Named Executive Officers in 2022 to the Company’s performance. The role of each of these performance measures on our Named Executive Officer’s compensation is discussed in the Compensation Discussion and Analysis above.

Financial Performance Measures
FFO per Diluted Share/Unit
Relative TSR to FTSE NAREIT All Equity Index
Relative TSR to Long-Term Incentive Peer Group
Same Store NOI Growth
Fixed Charge Coverage Ratio
Below are charts showing the relationship of CAP to our CEO and other Named Executive Officers in 2020, 2021 and 2022 to (1) FFO per diluted share/Unit (2) TSR of both the Company and the FTSE Index and (3) the Company’s net income.

CAP vs. FFO per Diluted Share/Unit

Compensation Actually Paid
(in Millions of US Dollars)
$12
$10
$8
$6
$4
$2
$0
$2.55
$2.40
$2.25
$2.10
$1.95
$1.80
$1.65
FFO
(Per Diluted Share/Unit)
$7.6
$2.4
$1.84
$10.9
$3.8
$1.97
$5.0
$1.8
$2.28
2020
2021
2022
CEO CAP
Avg NEO CAP
FFO

CAP vs. Shareholder Return

$12
$10
$8
$6
$4
$2
$0
$200
$175
$150
$125
$100
$75
$50
Compensation Actually Paid
(in Millions of US Dollars)
Total Shareholder Return
(Company & FTSE Index)
$7.6
$2.4
$104.2
$94.9
$10.9
$3.8
$167.0
$134.1
$5.0
$1.8
$124.7
$100.6
2020
2021
2022
CEO CAP
Avg NEO CAP
Shareholder Return
FTSE Index

CAP vs. Net Income

Compensation Actually Paid
(in Millions of US Dollars)
$12
$10
$8
$6
$4
$2
$0
$400
$350
$300
$250
$200
$150
$100
Net Income
(in Millions of US Dollars)
$7.6
$2.4
$200.2
$10.9
$3.8
$277.2
$5.0
$1.8
$381.6
2020
2021
2022
CEO CAP
Avg NEO CAP
Net Income

CEO PAY RATIO
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer. Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Baccile, and the ratio of those two values:
•The 2022 annual total compensation of the median employee of the Company (other than our CEO) was $144,356;
•The 2022 annual total compensation of our CEO, Mr. Baccile, was $5,675,125; and
•For 2022, the ratio of the annual total compensation of Mr. Baccile to the median annual total compensation of all our employees was approximately 39 to 1.
Background
In 2022, we identified the median employee using all of our employees, exclusive of Mr. Baccile, included in our payroll system as of December 31, 2022. Salaries and wages were annualized for those employees that were not employed for the full year of 2022 and were further adjusted to include the annual bonus at the payout level made to employees generally for those not employed on the bonus payment date. Gross wages, including equity compensation, for 2022 were ranked from lowest to highest and the median employee was selected from the list. The total annual compensation of the median employee was then calculated in the same manner as the total compensation disclosed for Mr. Baccile in the Summary Compensation Table shown above.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the amount for Mr. Baccile was calculated in accordance with SEC rules, it does not reflect the compensation he actually received in the year and does not necessarily reflect future amounts that will actually be realized under his outstanding awards. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLANS
The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensations Plans
Equity Compensation Plans Approved by Security Holders	1,203,475	$—	2,465,344
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,203,475	$—	2,465,344

(1)Includes 1,203,475 shares of Common Stock and Units that may be issued pursuant to outstanding Time-Based RSU, Time-Based Unit, Performance Unit, and Performance RSU awards under the 2014 Stock Plan. The number of shares of Common Stock and Units that may be issued pursuant to outstanding unearned Performance RSU and Performance Unit awards reflects the maximum payout. For additional information about how Performance RSU and Performance Unit awards are earned, see “Compensation Discussion and Analysis – Long-Term Incentive Program Awards” on page 25.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years, or they may abstain from voting.
After careful consideration of the frequency alternatives, the Board of Directors believes that continuing to conduct an advisory vote on executive compensation on an annual basis is appropriate for the Company and its stockholders at this time.
In voting on this proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for advisory approval of any of the three options presented on the Proxy Card. The Board of Directors will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote more or less frequently than the alternative that has been selected by our stockholders.
The Board of Directors recommends an advisory vote for holding the advisory vote on the compensation of the Company’s Named Executive Officers EACH YEAR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, Mr. Dominski, Mr. Hackett, and Ms. Olsen served on the Compensation Committee. Except for Mr. Dominski’s, Mr. Hackett’s and Ms. Olsen’s services as directors, none of Mr. Dominski, Mr. Hackett or Ms. Olsen had any other business relationship or affiliation with the Company in 2022 requiring disclosure by the Company under Item 404 of Regulation S-K.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Transactions involving the Company and its executive officers and directors that are reportable under Item 404(a) of Regulation S-K are required by the Company’s written policies to be reported to and approved by the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee addresses such transactions on a case-by-case basis, after considering the relevant facts and circumstances.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended December 31, 2022.
Submitted by the Audit Committee:
H. Patrick Hackett, Jr., Committee Chair
Teresa Bryce Bazemore
Denise A. Olsen
John E. Rau

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table presents information concerning the ownership of Common Stock of the Company and Units of First Industrial, L.P. (which generally are redeemable for Common Stock on a one-for-one basis or cash at the option of the Company) by:
•    all directors and nominees named in this Proxy Statement (the “named directors”);
•    all Named Executive Officers identified in the Summary Compensation Table;
•    all named directors and nominees and Named Executive Officers of the Company as a group; and
•    persons and entities known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.
The information is presented as of the Record Date, unless otherwise indicated, and is based on representations of officers, directors and nominees of the Company and filings received by the Company on Schedule 13G under the Exchange Act. As of the Record Date, there were 132,211,367 shares of Common Stock and 3,440,831 Units outstanding.

	Common Stock/Units Beneficially Owned
Names and Addresses of 5% Stockholders	Number	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	19,521,607	14.77%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	15,996,956	12.10%
Principal Real Estate Investors, LLC(3) 801 Grand Avenue Des Moines, IA 50392	8,205,421	6.21%
SSGA Funds Management, Inc.(4) One Lincoln Street Boston, MA 02111	7,236,334	5.48%

Names and Addresses of Directors, Officers and Nominees*
Peter E. Baccile(5)	316,405	**
Teresa Bryce Bazemore(6)	4,671	**
Matthew S. Dominski(7)	38,521	**
H. Patrick Hackett, Jr.(7)	44,294	**
Denise A. Olsen(7)	8,884	**
John E. Rau(8)	25,572	**
Marcus L. Smith(8)	2,982	**
Scott A. Musil(9)	165,883	**
Johannson L. Yap(10)	329,859	**
Peter O. Schultz (11)	169,263	**
Jennifer E. Matthews Rice(12)	28,648	**
All named directors, executive officers and nominees as a group (11 persons)(13)	1,134,982	**

*	The business address for each of the directors and Executive Officers of the Company is One North Wacker Drive, Suite 4200, Chicago, Illinois 60606.

**	Less than 1%

(1)	Pursuant to a Schedule 13G/A filed February 9, 2023 of The Vanguard Group (“Vanguard Group”). Of the shares reported, Vanguard Group has the sole power to vote 0 shares, the shared power to vote 161,860 shares, the sole power to dispose of 19,227,913 shares and the shared power to dispose of 293,694 shares.

(2)	Pursuant to a Schedule 13G/A filed January 26, 2023 of BlackRock, Inc. (“Blackrock”). Blackrock has the sole power to vote 15,323,580 shares and sole power to dispose of all 15,996,956 shares.

(3)	Pursuant to a Schedule 13G/A filed February 15, 2023 of Principal Real Estate Investors, LLC (“Principal”). Principal has the sole power to vote 0 shares, the shared power to vote all 8,205,421 shares, the sole power to dispose of 0 shares and the shared power to dispose of all 8,205,421 shares.

(4)	Pursuant to a Schedule 13G/A filed February 1, 2023 of SSGA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; State Street Global Advisors, Australia, Limited; State Street Global Advisors (Japan) Co., Ltd.; and State Street Global Advisors, Ltd. (collectively, “SSGA”). SSGA has the sole power to vote 0 shares, the shared power to vote 5,379,445 shares, the sole power to dispose of 0 shares and the shared power to dispose of 7,236,334 shares.

(5)	Includes 38,392 Time-Based Units and 224,466 Units, in each case issued under the 2014 Stock Plan.

(6)	Includes 1,255 Time-Based Units and 3,416 Units, in each case issued under the 2014 Stock Plan.

(7)	Includes 1,255 Time-Based Units and 5,462 Units, in each case issued under the 2014 Stock Plan.

(8)	Includes 1,255 Time-Based RSUs issued under the 2014 Stock Plan.

(9)	Includes 1,425 shares of Common Stock held beneficially as UTMA custodian for his child. Also includes 9,279 Time-Based Units and 66,501 Units, in each case issued under the 2014 Stock Plan.

(10)	Includes 1,680 Units and 4,450 shares of Common Stock held beneficially as UGMA custodian for his minor grandchildren. Also includes 15,876 Time-Based Units and 106,831 Units, in each case issued under the 2014 Stock Plan.

(11)	Includes 9,827 Time-Based Units and 63,662 Units, in each case issued under the 2014 Stock Plan.

(12)	Includes 600 shares of Common Stock held beneficially as UGMA custodian for her minor children. Also includes 4,693 Time-Based Units, 753 Time-Based RSUs and 776 Units, in each case issued under the 2014 Stock Plan.

(13)	Includes 6,475 shares of Common Stock held beneficially as custodians and 1,680 Units. Also includes 3,263 Time-Based RSUs, 83,087 Time-Based Units and 482,038 Units, in each case issued under the 2014 Stock Plan.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The accounting firm of PricewaterhouseCoopers LLP served as the Company’s independent auditors in 2022, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, the Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Our Charter and Bylaws do not require that our stockholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its stockholders.
FEES
During 2022 and 2021, the aggregate fees for services provided by PricewaterhouseCoopers LLP in the following categories and amounts are:

	2022	2021
Audit Fees(1)	$1,218,675	$1,103,585
Audit-Related Fees(2)	56,000	43,775
Tax Fees	—	—
All Other Fees(3)	3,161	2,943

Total Fees	$1,277,836	$1,150,303

(1)
Audit Fees consisted primarily of fees for audits of our annual financial statements, the reviews of our quarterly financial statements and other services that are normally provided by the auditor in connection with statutory and regulatory filings. For 2022 and 2021, this includes $98,175 and $90,000, respectively, for comfort letter procedures and auditor consents.

(2)	Audit-Related Fees consisted of fees related to a joint venture audit.

(3)	All Other Fees include amounts related to software licensing fees for technical research tools.
PRE-APPROVAL OF SERVICES
The Audit Committee pre-approves all audit and permissible non-audit services proposed to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Consideration and approval of such services, including the maximum amount of fees payable for such services, generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit and permissible non-audit services, including the maximum amount of fees payable for such services, to each of its individual members. Approvals of audit and permissible non-audit services pursuant to the above-described delegation of authority are reported to the full Audit Committee.
The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

OTHER MATTERS
SOLICITATION OF PROXIES
The cost of solicitation of proxies for the virtual Annual Meeting in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.
Georgeson Shareholder Services, Inc. acts as the Company’s proxy solicitor at a cost of $9,500, plus reasonable out-of-pocket expenses.
STOCKHOLDER PROPOSALS
Under applicable SEC rules, stockholder proposals intended to be presented at the 2024 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 7, 2023 in order to be considered for inclusion in the proxy statement and on the Proxy Card that will be solicited by the Board of Directors in connection with such meeting. Additionally, under our Bylaws, stockholder proposals intended to be presented at the 2024 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 7, 2023, and no earlier than November 7, 2023, in order to be considered timely and must comply with certain additional requirements contained in our Bylaws in order to be proper.
INCORPORATION BY REFERENCE
Appendix B to this Proxy Statement is the Company’s 2022 Annual Report, which includes its consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. Information contained in Appendix B to this Proxy Statement shall not be deemed to be “filed” or “soliciting material,” or subject to liability for purposes of Section 18 of the Exchange Act to the maximum extent permitted under the Exchange Act.
AVAILABILITY OF PROXY MATERIALS
This Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2022 Annual Report are available on the “Proxy Statement” tab of the Investors page on the Company’s website, at www.firstindustrial.com.
OTHER BUSINESS
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE YOUR PROXY AUTHORIZATION BY INTERNET, BY TELEPHONE OR BY MAIL AS SOON AS POSSIBLE.

APPENDIX A
2023 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM

If you wish to view First Industrial Realty Trust, Inc.’s 2023 Annual Meeting of Stockholders webcast at its offices located at One North Wacker Drive, Suite 4200, Chicago, IL 60606, please complete the following information and return to Arthur Harmon by mail at First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, IL 60606 or by e-mail at aharmon@firstindustrial.com. Please note that members of management or of the Board of Directors may not be present at the Company’s offices.

Your name and address:

Your telephone number:

Number of Shares of Common Stock You Hold:

If the shares listed above are not registered in your name, please identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered Stockholder:
(Name of Your Bank, Broker or Other Nominee)

A-1

FIRST INDUSTRIAL REALTY·TRUST

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/FR or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Sign up for electronic delivery at www.investorvote.com/FR

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommend a vote FOR each of the nominees listed, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.

1. Election of seven directors.
If elected, term expires in 2024.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Peter E. Baccile	☐	☐	☐	02 - Teresa B. Bazemore	☐	☐	☐	03 - Matthew S. Dominski	☐	☐	☐
04 - H. Patrick Hackett, Jr.	☐	☐	☐	05 - Denise A. Olsen	☐	☐	☐	06 - John E. Rau	☐	☐	☐
07 - Marcus L. Smith	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03S8ZD

The 2023 Annual Meeting of Shareholders of First Industrial Realty Trust, Inc.
will be held on Wednesday, May 3, 2023 at 9:00 AM CT
virtually via the Internet at www.meetnow.global/MK7HQWT.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on May 3, 2023: The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company's 2022 Annual Report are available on the "Financial Information" tab of the Investor Relations page on the Company's website, at WWW.FIRSTINDUSTRIAL.COM.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FR

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - FIRST INDUSTRIAL REALTY TRUST, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 3, 2023

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Peter E. Baccile, Scott A. Musil and Jennifer Matthews Rice, or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 3, 2023 at 9:00 AM (CT), virtually via live webcast on the Internet at www.meetnow.global/MK7HQWT, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there virtually present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted (i) FOR the election of the seven nominees for director named in Proposal 1, (ii) FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers in Proposal 2, (iii) to indicate, on an advisory basis, that the stockholder advisory vote on executive compensation should be held EACH YEAR in Proposal 3, (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm in Proposal 4 and (v) in the discretion of the persons named as proxies herein with respect to any and all matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.